Exhibit 10.15

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is made and dated as of May 5, 2010 and is entered into by and between INTELEPEER, INC., a Delaware corporation, and each of its subsidiaries, (hereinafter collectively referred to as the “Borrower”), on the one hand, and HERCULES TECHNOLOGY II, L.P., a Delaware limited partnership (“Hercules”), and COMERICA BANK, a Michigan banking corporation (“Comerica” and collectively with Hercules, the “Lenders”; each of the Lenders individually, a “Lender”).

RECITALS

A.                                   Borrower has requested that the Lenders make available to Borrower an equipment loan in an aggregate principal amount of up to Ten Million Dollars ($10,000,000) (the “Equipment Loan”);

B.                                     Borrower has requested that the Lenders make available to Borrower a revolving facility in an aggregate principal amount of up to Ten Million Dollars ($10,000,000) (the “Revolving Loan”); and

C.                                     The Lenders are willing to make the Equipment Loan and the Revolving Loan on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, Borrower and the Lenders agree as follows:

SECTION 1.  DEFINITIONS AND RULES OF CONSTRUCTION

1.1                                 Unless otherwise defined herein, the following capitalized terms shall have the following meanings:

“Account Control Agreement(s)” means any agreement entered into by and among a Lender, Borrower and a third party Bank or other institution (including a Securities Intermediary) with which Borrower maintains a Deposit Account or an account holding Investment Property, which grants such Lender a perfected first priority security interest in the subject account or accounts.

“ACH Authorization” means the ACH Debit Authorization Agreement in substantially the form of Exhibit I.

“Advance(s)” means an Equipment Loan Advance and/or a Revolving Loan Advance.

“Advance Date” means the funding date of any Advance.

“Advance Request” means a request for an Advance submitted by Borrower to the Lenders in substantially the form of Exhibit A.

“Agreement” means this Loan and Security Agreement, as amended from time to time.

“Approved Plan” means, with respect to the 2010 calendar year, the business plan attached as Annex I hereto, and with respect to each subsequent calendar year, a board-approved business plan of Borrower that reasonably demonstrates the ability of Borrower to satisfy the Secured Obligations when due.

“Assignee” has the meaning given to it in Section 11.13.

“Borrower Products” means all products, software, service offerings, technical data or technology currently being designed, manufactured or sold by Borrower or which Borrower intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by Borrower since its incorporation.

“Borrowing Base” means 80% of Eligible Accounts.

“Borrowing Base Certificate” means a borrowing base certificate substantially in the form of Exhibit H.

“Cash” means all cash and liquid funds.

“Change in Control” means any (i) reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of Borrower, or sale or exchange of outstanding shares (or similar transaction or series of related transactions) of Borrower, in each case in which the holders of Borrower’s outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing more than fifty percent (50%) of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether Borrower is the surviving entity, or (ii) sale or issuance by Borrower of new shares of Preferred Stock of Borrower to investors, none of whom are current investors in Borrower, and such new shares of Preferred Stock are senior to all existing Preferred Stock and Common Stock with respect to liquidation preferences, and the aggregate liquidation preference of the new shares of Preferred Stock is more than fifty percent (50%) of the aggregate liquidation preference of all shares of Preferred Stock of the Company; provided, however, an Initial Public Offering shall not constitute a Change in Control.

“Claims” has the meaning given to it in Section 11.10.

“Closing Date” means the date of this Agreement.

“Collateral” means the property described in Section 3.

“Confidential Information” has the meaning given to it in Section 11.12.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit.

“EBITDA” means net profit before tax plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense.

“Eligible Accounts” means Accounts receivable arising in the ordinary course of Borrower’s business.  The Lenders reserve the right at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below and to establish new criteria in its good faith credit judgment.  Unless otherwise agreed by the Lenders, Eligible Accounts shall not include the following:

(a)                                  Accounts that the account debtor has failed to pay in full within 90 days of invoice date;

(b)                                 Accounts owing by an account debtor, including its Affiliates, whose total obligations to Borrower exceed 25% of all Accounts (except for Accounts receivable by Borrower within 60 days of the invoice date owed by Sprint Nextel Corporation, Quest Communications International Inc., AT&T Inc., Verizon Communications Inc., and other Fortune 500 companies reasonably acceptable to the Lenders, in each case whose total obligations to Borrower exceed 35% of all Accounts), to the extent those obligations exceed that percentage, except as approved by the Lenders;

(c)                                  Accounts owing by an account debtor, including its Affiliates, 25% of whose Accounts the account debtor has failed to pay within 90 days of invoice date;

(d)                                 Accounts owing by an account debtor that does not have its principal place of business in the United States, except as approved by the Lenders;

(e)                                  Accounts owing by an account debtor that Borrower owes money, goods and/or services or is otherwise obligated, but only to the extent of the potential amount owed;

(f)                                    Accounts arising out of deferred revenue;

(g)                                 Accounts owing by an Affiliate of Borrower;

(h)                                 Accounts that are the obligation of an account debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof unless the Lenders, in their sole discretion, have agreed to the contrary in writing and Borrower, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting assignment thereof;

(i)                                     Accounts that arise with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the account debtor is or may be conditional;

(j)                                     Accounts (i) upon which Borrower’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which Borrower is not able to bring suit or otherwise enforce its remedies against the account debtor through judicial process;

(k)                                  Accounts with respect to which no invoice has been sent within 30 days of the recognition of the related revenue by Borrower; and

(l)                                     Accounts the collection of which the Lenders determine in their good faith credit judgment after inquiry and consultation with Borrower to be doubtful.

“Equipment Loan” has the meaning given to it in the recitals to this Agreement.

“Equipment Loan Advance” means any Equipment Loan funds advanced under Section 2.2 of this Agreement.

“Equipment Loan Interest Rate” means for any day, the prime rate as reported in The Wall Street Journal plus 7%.

“Equipment Loan Maturity Date” means May 5, 2011; provided, that on the Extension Date, the Equipment Loan Maturity Date shall automatically be extended to May 1, 2013, without any further action by Borrower or the Lenders.

“Equipment Note” means a Promissory Note in substantially the form of Exhibit B-2.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” has the meaning given to it in Section 9.

“Extension Date” means the date on which Borrower delivers notice to the Lenders that all Required PUC Consents have been obtained in order to extend the Equipment Loan Maturity Date and the Revolving Loan Maturity Date.

“Facility Charge” means $160,000.

“Financial Statements” has the meaning given to it in Section 7.1.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Indebtedness” means indebtedness of any kind, including (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business due within sixty (60) days), including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations.

“Initial Public Offering” means the initial firm commitment underwritten offering of Borrower’s common stock pursuant to a registration statement under the Securities Act of 1933 filed with and declared effective by the Securities and Exchange Commission.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means all of Borrower’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; Borrower’s applications therefor and reissues, extensions, or renewals thereof; and Borrower’s goodwill associated with any of the foregoing, together with Borrower’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person.

“Joinder Agreements” means for each Subsidiary, a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit G.

“Lender” has the meaning given to it in the preamble to this Agreement.

“Lender Expenses” are all reasonable audit fees and expenses, and reasonable costs and expenses (including reasonable attorneys’ fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings).

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Loan” means the Advances made under this Agreement.

“Loan Documents” means this Agreement, the Notes, the ACH Authorization, the Account Control Agreements, the Joinder Agreements, all UCC Financing Statements, the Warrants, and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.

“Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets, or condition (financial or otherwise) of Borrower; or (ii) the ability of Borrower to perform the Secured Obligations in accordance with the terms of the Loan Documents, or the ability of the Lenders to enforce any of their rights or remedies with respect to the Secured Obligations; or (iii) the Collateral or Lenders’ Liens on the Collateral or the priority of such Liens.

“Maximum Revolving Loan Amount” means Ten Million and No/100 Dollars ($10,000,000).

“Maximum Equipment Loan Amount” means Ten Million and No/100 Dollars ($10,000,000).

“Maximum Rate” shall have the meaning assigned to such term in Section 2.3.

“Note(s)” means any Revolving Note or Equipment Note.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement Borrower now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country.

“Permitted Indebtedness” means: (i) Indebtedness of Borrower in favor of the Lenders arising under this Agreement or any other Loan Document; (ii) Indebtedness existing on the Closing Date which is disclosed in Schedule 1A; (iii) Indebtedness secured by a lien described in clause (vii) of the defined term “Permitted Liens”; (iv) Indebtedness to trade creditors incurred in the ordinary course of business, including Indebtedness incurred in the ordinary course of business with corporate credit cards; (v) Indebtedness that also constitutes a Permitted Investment; (vi) Subordinated Indebtedness; (vii) reimbursement obligations in connection with letters of credit that are secured by cash or cash equivalents and issued on behalf of Borrower or a Subsidiary thereof in an amount not to exceed $250,000 at any time outstanding, (viii) other Indebtedness in an amount not to exceed $250,000 at any time outstanding, and (ix) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investment” means: (i) Investments existing on the Closing Date which are disclosed in Schedule 1B; (ii) (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (b) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein, and (d) money market accounts; (iii) repurchases of stock from former employees, directors, or consultants of Borrower under the terms of applicable repurchase agreements (a) at the original issuance price of such securities in an aggregate amount not to exceed $100,000 in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases or (b) in any amount where the consideration for the repurchase consists solely of the cancellation of indebtedness owed by such former employees to Borrower regardless of whether an Event of Default exists; (iv) Investments accepted in connection with Permitted Transfers; (v) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business; (vi) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not affiliates, in the ordinary course of business, provided that this subparagraph (vi) shall not apply to Investments of Borrower in any Subsidiary; (vii) Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of Borrower pursuant to employee stock purchase plans or other similar agreements approved by Borrower’s Board of Directors; (viii) Investments consisting of travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business in an amount not to exceed $100,000 in the aggregate outstanding at any time; (ix) Investments in newly-formed or acquired Subsidiaries organized in the United States, provided that such Subsidiaries enter into a Joinder Agreement promptly after their formation or acquisition by Borrower and execute such other documents as shall be reasonably requested by the Lenders; (x) Investments in subsidiaries organized outside of the United States approved in advance in writing by the Lenders; (xi) joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the nonexclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Borrower do not exceed $100,000 in the aggregate in any fiscal year; (xii) Investments in prepaid expenses, negotiable instruments held for collection, and deposits to secure the performance of bids, trade contracts (other than for borrowed money), contracts for the purchase of property, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, incurred in the ordinary course of business, not representing an obligation for borrowed money, and in an amount not to exceed $250,000 in the aggregate; and (xiii) additional Investments that do not exceed $100,000 in the aggregate.

“Permitted Liens” means any and all of the following: (i) Liens in favor of the Lenders; (ii) Liens existing on the Closing Date which are disclosed in Schedule 1C; (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that Borrower maintains adequate reserves therefor in accordance with GAAP; (iv) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of Borrower’s business and imposed without action of such parties; provided, that the payment thereof is not yet required; (v) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (vi) the following deposits, to the extent made in the ordinary course of business:  deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or environmental liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (vii) Liens on Equipment or software or other intellectual property constituting purchase money liens and Liens in connection with capital leases; provided, that no additional such Liens shall be granted unless (A) Borrower is in compliance with Section 7.18 (which shall apply regardless of whether Revolving Loan Advances are outstanding solely for purposes of this clause (vii)), (B) no Event of Default shall have occurred and be continuing immediately following the incurrence of the Indebtedness secured by such Lien and (C) Borrower shall have provided Lenders with a right of first refusal to provide the Indebtedness to be secured by such Lien on the same terms offered by a third party and Lenders shall have failed to exercise such right within 10 Business Days following notice thereof;  (viii) Liens incurred in connection with Subordinated Indebtedness; (ix) leasehold interests in leases or subleases and licenses granted in the ordinary course of business and not interfering in any material respect with the business of Borrower and its Subsidiaries, taken as a whole; (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (xi) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (xii) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (xiii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (xiv) Liens on cash or cash equivalents securing obligations permitted under clause (vii) of the definition of Permitted Indebtedness; and (xv) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) through (xi) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Permitted Transfers” means (i) sales of Inventory in the normal course of business, (ii) non-exclusive licenses and similar arrangements for the use of Intellectual Property in the ordinary course of business and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States in the ordinary course of business, (iii) dispositions of worn-out, obsolete or surplus Equipment at fair market value in the ordinary course of business, (iv) Transfers constituting Permitted Liens or Permitted Investments or permitted under Section 7.8, (v) Transfers of amounts by Borrower to or from one of its investment or deposit accounts to another investment or deposit account maintained with Comerica, and (vi) other Transfers of assets having a fair market value of not more than $100,000 in the aggregate in any fiscal year.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

“Preferred Stock” means at any given time any equity security issued by Borrower that has any rights, preferences or privileges senior to Borrower’s common stock.

“Prepayment Charge” shall have the meaning assigned to such term in Section 2.5.

“PUC” means any state regulatory agency or body that exercises jurisdiction over intrastate telecommunication rates or services or the ownership, construction or operation of any intrastate network facility or telecommunications systems or over Persons who own, construct or operate an intrastate network facility or telecommunications systems, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in such state.

“Receivables” means (i) all of Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and business records related thereto.

“Required EBITDA Amount” means (a) ($1,520,000), for March 2010, ($1,615,000), for April 2010,  ($1,643,000), for May 2010, ($1,503,000), for June 2010, ($1,257,000), for July 2010, ($925,000), for August 2010, ($724,000), for September 2010, ($417,000), for October 2010, ($153,000), for November 2010, and $49,000, for December 2010, and (b) an amount which shall have been determined by the Lenders on or prior to January 1 of each following calendar year based upon Borrower’s board-approved budget for such calendar year, which amount shall at least be sufficient to service Borrower’s obligations under this Agreement.

“Required PUC Consents” means all consents, orders and approvals of PUCs that are required in order for Borrower and its Subsidiaries to (a) incur Loans with a maturity in excess of one (1) year, specifically the District of Columbia, Indiana and New Jersey or (b) grant to the Lenders a Lien pursuant to Section 3.1 on their respective personal property located in the applicable states, specifically Colorado (with respect to the license to offer intrastate telecommunications services only), Georgia and New York.

“Revolving Interest Rate” means for any day, the prime rate as reported in The Wall Street Journal plus 2.05%.

“Revolving Loan” has the meaning given to it in the recitals to this Agreement.

“Revolving Loan Advance” means any Revolving Loan funds advanced under this Agreement.

“Revolving Loan Maturity Date” means May 5, 2011; provided, that on the Extension Date, the Revolving Loan Maturity Date shall automatically be extended to May 5, 2012, without any further action by Borrower or the Lenders.

“Revolving Note” means a Promissory Note in substantially the form of Exhibit B-1.

“SBA” shall have the meaning assigned to such term in Section 7.16.

“SBIC” shall have the meaning assigned to such term in Section 7.16.

“SBIC Act” shall have the meaning assigned to such term in Section 7.16.

“Secured Obligations” means Borrower’s obligations under this Agreement and any Loan Document, including any obligation to pay any amount now owing or later arising.

“Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations in amounts and on terms and conditions satisfactory to the Lenders in their sole discretion.

“Subsequent Financing” means the closing of any Borrower equity financing (including, without limitation, any debt financing with an equity component) which becomes effective after the Closing Date involving the issuance of Preferred Stock by Borrower.

“Subsidiary” means an entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which Borrower owns or controls 50% or more of the outstanding voting securities, including each entity listed on Schedule 1 hereto.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.

“Transfer” shall have the meaning assigned to such term in Section 7.9.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Lenders’ Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Warrants” means each Warrant Agreement, dated as of even date herewith, between Borrower and each of Hercules and Comerica.

Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement.  Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC.

SECTION 2.  THE LOAN

2.1                                 Revolving Loan.

(a)                                  Advances.  Subject to the terms and conditions of this Agreement, Borrower may draw Revolving Loan Advances on or before the day immediately prior to the Revolving Loan Maturity Date in an aggregate principal amount of up to the lesser of the Borrowing Base or the Maximum Revolving Loan Amount, provided Borrower shall request only one (1) such Revolving Loan Advance per month (unless additional Revolving Loan Advances are approved by the Lenders in writing), and each Revolving Loan Advance shall be in a minimum amount of $500,000 or if the amount available to be borrowed under the Maximum Revolving Loan Amount is less than $500,000, then such lesser amount.  Revolving Loan Advances may be repaid and reborrowed at any time, without premium or penalty.  If the aggregate Revolving Loan Advances at any time exceed the lesser of the Borrowing Base or the Maximum Revolving Loan Amount,

Borrower shall repay the amount of that excess to the Lenders within three (3) business days.

(b)                                 Advance Request. To obtain an Advance, Borrower shall complete, sign and deliver an Advance Request, Borrowing Base and Revolving Note to the Lenders.  The Lenders shall fund each Revolving Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent to such Revolving Loan Advance is satisfied as of the requested Advance Date.

(c)                                  Interest. The principal balance of the Revolving Loan shall bear interest thereon from the initial date of the Revolving Loan Advance, calculated at the floating Revolving Interest Rate per annum based upon a year consisting of 360 days and payable for the actual number of days elapsed.

(d)                                 Payment.  Interest only payments shall be due on the first business day of each month, beginning on the first business day of the calendar month immediately following the Advance Date for the initial Revolving Loan Advance.  Notwithstanding any term or condition contained herein or the other Loan Documents to the contrary, the entire principal balance of the Revolving Loan and all accrued but unpaid interest and fees on or relating to the Revolving Loan shall be repaid in full on the Revolving Loan Maturity Date.  Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. The Lenders will initiate debit entries to Borrower’s account as authorized on the ACH Authorization on each payment date of all periodic obligations payable to the Lenders with respect to each Revolving Loan Advance.

2.2                                 Equipment Loan.

(a)                                  Advances.  Subject to the terms and conditions of this Agreement, the Lenders agree to make, and Borrower agrees to draw, an Equipment Loan Advance in the amount and for the Equipment set forth on Annex II.  Beginning on the date of this Agreement, and continuing until December 31, 2010, Borrower may request additional Equipment Loan Advances, in minimum increments of $500,000.  The aggregate outstanding Equipment Loan Advances may be up to the Maximum Equipment Loan Amount.

(b)                                 Advance Request.  To obtain an Equipment Loan Advance, Borrower shall complete, sign and deliver to the Lenders an Advance Request, Equipment Notes relating to such Equipment Loan Advance, evidence of clear title to the Collateral to be financed by such Equipment Loan Advance, and such purchase documentation associated with Borrower’s purchase of the property from the vendors of the Equipment related to such Equipment Loan Advance as Lender shall reasonably request, including, without limitation, purchase documentation, invoices, and bills of sale.  The Lenders agree to fund each Equipment Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent to such Equipment Loan Advance is satisfied as of the requested Advance Date.

(c)                                  Interest.  The principal balance of each Equipment Loan Advance shall bear interest thereon from such Advance Date at the Equipment Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed.  The Equipment Loan Interest Rate will float and change on the day the Prime Rate changes from time to time.

(d)                                 Payment.  Borrower will pay interest only on each Equipment Loan Advance on the first business day of each month, beginning the month after the Advance Date for such Equipment Loan Advance through the payment due on the first business day in December of 2010.  Borrower shall repay the aggregate Equipment Loan principal balance that is outstanding on December 31, 2010 in monthly installments of principal and interest beginning January 1, 2011 and continuing on the first business day of each month thereafter, such monthly installments to be calculated based on a full amortization of the principal balance outstanding on December 31, 2010 over a period of 29 months.  Notwithstanding any term or condition contained herein or the other Loan Documents to the contrary, the entire Equipment Loan principal balance and all accrued but unpaid interest hereunder, shall be due and payable on the Equipment Loan Maturity Date.  Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. The Lenders will initiate debit entries to Borrower’s account as authorized on the ACH Authorization on each payment date of all periodic obligations payable to the Lenders under each Equipment Advance.

2.3                                 Maximum Interest.  Notwithstanding any provision in this Agreement, the Notes, or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”).  If a court of competent jurisdiction shall finally determine that Borrower has actually paid to the Lenders an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows:  first, to the payment of principal outstanding on the Notes; second, after all principal is repaid, to the payment of the Lenders’ accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.

2.4                                 Default Interest.  In the event any payment due is not paid within one (1) business day following notice to the Chief Financial Officer or the Corporate Controller of Borrower of such failure to make such payment, an amount equal to five percent (5%) of the past due amount shall be payable on demand;  provided, that Borrower shall not pay such late charge if the failure to make any such payment when due arises solely from either (i) the Lenders’ failure to effect timely automatic debits of the appropriate funds as authorized on the ACH Authorization and as provided in Sections 2.1(d) and 2.2(d), or (ii) a technical malfunction of an ACH transfer.. In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.1(c) or 2.2(c), as applicable, plus five percent (5%) per annum.  In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.1(c), 2.2(c) or Section 2.4, as applicable.

2.5                                 Prepayment.  At its option upon at least 7 business days prior notice to the Lenders, Borrower may prepay all, but not less than all, of the outstanding Equipment Loan Advances by paying the entire principal balance, all accrued and unpaid interest, together with a prepayment charge equal to the following percentage of the Equipment Loan Advance amount being prepaid: if such Equipment Loan Advance amounts are prepaid in any of the first twelve (12) months following the Closing Date, 3%; after twelve (12) months but prior to twenty four (24) months, 2%; and thereafter, 1% (each, a “Prepayment Charge”).  Borrower agrees that the Prepayment Charge is a reasonable calculation of the Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Equipment Loan Advances.  Borrower shall prepay the outstanding amount of all Advances and all accrued interest and unpaid interest thereon within 90 days of the completion of an Initial Public Offering.

2.6                                 Lockbox.  Borrower shall at all times establish and maintain a lockbox (the “Lockbox”) with Comerica, including execution of such agreements as a Lender requests in connection with such Lockbox.  Borrower shall include the Lockbox billing address on all invoices issued after the Closing Date and shall direct all account debtors to make payments to the Lockbox.  Receipts to the Lockbox shall be swept to a Deposit Account subject to an Account Control Agreement.  If Borrower receives any payments from its account debtors notwithstanding the foregoing instructions, Borrower shall forward all payments to the Lockbox, together with a cash receipts journal on Friday of each week until the Lockbox is fully operational.  Borrower agrees to pay all customary fees associated with the Lockbox, and such Lockbox shall be subject to the sole dominion and control of Lenders.

SECTION 3.  SECURITY INTEREST

3.1                                 As security for the prompt, complete and indefeasible payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Borrower grants to the Lenders a security interest in all of Borrower’s personal property now owned or hereafter acquired, including the following (collectively, the “Collateral”):  (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles; (e) Inventory; (f) Investment Property (but excluding thirty-five percent (35%) of the capital stock of any foreign Subsidiary); (g) Deposit Accounts; (h) Cash; (i) Goods; (j) Intellectual Property; and other tangible and intangible personal property of Borrower whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.  Notwithstanding the foregoing, the term “Collateral” shall not include, and Borrower shall not grant to the Lenders any Lien on, any of its personal property located in Colorado, Georgia and New York, to the extent the Required PUC Consents for such states have not yet been obtained; provided, that upon receipt of the Required PUC Consents for such state,

Borrower’s personal property located in such state shall automatically become part of the Collateral without any further action by Borrower or the Lenders.

SECTION 4.  CONDITIONS PRECEDENT TO LOAN

The obligations of the Lenders to make the Loan hereunder are subject to the satisfaction by Borrower of the following conditions:

4.1                                 Initial Advance.  On or prior to the Closing Date, Borrower shall have delivered to the Lenders the following:

(a)                                  executed originals of the Loan Documents, Account Control Agreements, a legal opinion of Borrower’s counsel, and all other documents and instruments reasonably required by the Lenders to effectuate the transactions contemplated hereby or to create and perfect the Liens of the Lenders with respect to all Collateral, in all cases in form and substance reasonably acceptable to the Lenders;

(b)                                 certified copy of resolutions of Borrower’s board of directors evidencing approval of (i) the Loan and other transactions evidenced by the Loan Documents; and (ii) the Warrants and transactions evidenced thereby;

(c)                                  certified copies of the Certificate of Incorporation and the Bylaws, as amended through the Closing Date, of Borrower;

(d)                                 a certificate of good standing for Borrower from its state of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified would have a Material Adverse Effect;

(e)                                  payment of the Facility Charge and reimbursement of the current Lender Expenses reimbursable pursuant to this Agreement, which amounts may be deducted from the initial Advance; and

(f)                                    such other documents as the Lenders may reasonably request.

4.2                                 All Advances.  On each Advance Date:

(a)                                  The Lenders shall have received (i) an Advance Request and a Note for the relevant Advance as required by Section 2.1(b) or 2.2(b), as applicable, each duly executed by Borrower’s Chief Executive Officer, Chief Financial Officer, or Corporate Controller, and (ii) any other documents the Lenders may reasonably request.

(b)                                 The representations and warranties set forth in Section 5 of this Agreement and in the Warrants shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c)                                  Borrower shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Advance no Event of Default shall have occurred and be continuing.

(d)                                 Each Advance Request shall be deemed to constitute a representation and warranty by Borrower on the relevant Advance Date as to the matters specified in paragraphs (b) and (c) of this Section 4.2 and as to the matters set forth in the Advance Request.

4.3                                 No Default.  As of the Closing Date and each Advance Date, (i) no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default and (ii) no event that has had or would reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower represents and warrants that:

5.1                                 Corporate Status.  Borrower is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect.  Borrower’s present name, former names (if any), locations, place of formation, tax identification number, organizational identification number and other information are correctly set forth in Exhibit C, as may be updated by Borrower in a written notice (including any Compliance Certificate) provided to the Lenders after the Closing Date.

5.2                                 Collateral.  Borrower owns the Collateral, free of all Liens, except for Permitted Liens.  Borrower has the power and authority to grant to the Lenders a Lien in the Collateral as security for the Secured Obligations .

5.3                                 Consents.  Borrower’s execution, delivery and performance of the Notes, this Agreement and all other Loan Documents, and Borrower’s execution of the Warrants, (i) have been duly authorized by all necessary corporate action of Borrower, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens and the Liens created by this Agreement and the other Loan Documents, (iii) do not violate any provisions of Borrower’s Certificate of Incorporation, bylaws, or any, law, regulation, order, injunction, judgment, decree or writ to which Borrower is subject and (iv) except as described on Schedule 5.3, do not violate any material contract or agreement or require the consent or approval of any other Person.  The individual or individuals executing the Loan Documents and the Warrants are duly authorized to do so.

5.4                                 Material Adverse Effect.  No event that has had or would reasonably be expected to have a Material Adverse Effect has occurred and is continuing. Borrower is not aware of any event likely to occur that is reasonably expected to result in a Material Adverse Effect.

5.5                                 Actions Before Governmental Authorities.  Except as described on Schedule 5.5, there are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of Borrower, threatened against or affecting Borrower or its property.

5.6                                 Laws.  Borrower is not in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default is reasonably expected to result in a Material Adverse Effect.  Borrower is not in default in any manner under any provision of any material agreement or instrument evidencing indebtedness, or any other material agreement to which it is a party or by which it is bound.

5.7                                 Information Correct and Current.  No information, report, Advance Request, financial statement, exhibit or schedule furnished, by or on behalf of Borrower to the Lenders in connection with any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by Borrower to the Lenders shall be (i) provided in good faith and based on the most current data and information available to Borrower, and (ii) the most current of such projections provided to Borrower’s Board of Directors; provided, however, that the Company does not warrant that it will achieve such financial or business projections and the Lenders recognize that actual results during the period covered by such projections may differ from the projected results.

5.8                                 Tax Matters.  Except as described on Schedule 5.8, (a) Borrower has filed all federal, state and local tax returns that it is required to file, (b) Borrower has duly paid or fully reserved for all taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due pursuant to such returns, and (c) Borrower has paid or fully reserved for any tax assessment received by Borrower for the three (3) years preceding the Closing Date, if any (including any taxes being contested in good faith and by appropriate proceedings).

5.9                                 Intellectual Property Claims.  Borrower is the sole owner of, or otherwise has the right to use, the Intellectual Property, except for licenses granted to its customers in the ordinary course of business.  Except as described on Schedule 5.9, (i) each of the material Copyrights, Trademarks and issued Patents is valid and enforceable, (ii) no material part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and (iii) no claim has been made to Borrower that any material part of the Intellectual Property violates the rights of any third party, except as would not reasonably be expected to result in a Material Adverse Effect.  Exhibit D is a true, correct and complete list of each of Borrower’s Patents, registered Trademarks, registered Copyrights, and material agreements under which Borrower licenses Intellectual Property from third parties (other than shrink-wrap software licenses), together with application or registration numbers, as applicable, owned by Borrower or any Subsidiary, in each case as of the Closing Date. Borrower is not in material breach of, nor has Borrower failed to perform any material obligations under, any of the foregoing contracts, licenses or agreements and, to Borrower’s knowledge, no third party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder.

5.10                           Intellectual Property.  Except as described on Schedule 5.10, Borrower has, or in the case of any proposed business, will have, all material rights with respect to Intellectual Property necessary in the operation or conduct of Borrower’s business as currently conducted and proposed to be conducted by Borrower.  Without limiting the generality of the foregoing, and in the case of Licenses, except for restrictions that are unenforceable under Division 9 of the UCC, Borrower has the right, to the extent required to operate Borrower’s business, to freely transfer, license or assign Intellectual Property without condition, restriction or payment of any kind (other than license payments in the ordinary course of business) to any third party, and Borrower owns or has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software and other items that are used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of Borrower Products.

5.11                           Borrower Products.  Except as described on Schedule 5.11, no Intellectual Property owned by Borrower or Borrower Product has been or is subject to any actual or, to the knowledge of Borrower, threatened litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner Borrower’s use, transfer or licensing thereof or that may affect the validity, use or enforceability thereof. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates Borrower to grant licenses or ownership interest in any future Intellectual Property related to the operation or conduct of the business of Borrower or Borrower Products.  Borrower has not received any written notice or claim, or, to the knowledge of Borrower, oral notice or claim, challenging or questioning Borrower’s ownership in any Intellectual Property (or written notice of any claim challenging or questioning the ownership in any licensed Intellectual Property of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto nor, to Borrower’s knowledge, is there a reasonable basis for any such claim.  Neither Borrower’s use of its Intellectual Property nor the production and sale of Borrower Products infringes the Intellectual Property or other rights of others, except as would not reasonably be expected to result in a Material Adverse Effect.

5.12                           Financial Accounts.  Exhibit E, as may be updated by Borrower in a written notice provided to the Lenders after the Closing Date, is a true, correct and complete list of (a) all banks and other financial institutions at which Borrower or any Subsidiary maintains Deposit Accounts and (b) all institutions at which Borrower or any Subsidiary maintains an account holding Investment Property, and such exhibit correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

5.13                           Employee Loans.  Except for Permitted Investments, Borrower has no outstanding loans to any employee, officer or director of Borrower nor has Borrower guaranteed the payment of any loan made to an employee, officer or director of Borrower by a third party.

5.14                           Capitalization and Subsidiaries.  Borrower’s capitalization as of the Closing Date is set forth on Schedule 5.14 annexed hereto.  Borrower does not own any stock, partnership interest or other securities of any Person, except for Permitted Investments.  Attached as Schedule 5.14, as may be updated by Borrower in a written notice provided after the Closing Date, is a true, correct and complete list of each Subsidiary.

5.15                           Eligible Accounts.  For any Eligible Account in any Borrowing Base Certificate, all statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing such Eligible Accounts are and shall be true and correct (except for any good faith immaterial errors promptly corrected when discovered) and all such invoices, instruments and other documents, and all of Borrower’s books are genuine and in all respects what they purport to be.  All sales and other transactions underlying or giving rise to each Eligible Account shall comply in all material respects with all applicable laws and governmental rules and regulations.  Borrower has no knowledge of any actual or imminent insolvency proceeding of any Account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate.  To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

SECTION 6.  INSURANCE; INDEMNIFICATION

6.1                                 Coverage.  Borrower shall cause to be carried and maintained commercial general liability insurance, on an occurrence form, against risks customarily insured against in Borrower’s line of business.  Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 6.3.  Borrower must maintain a minimum of $2,000,000 of commercial general liability insurance for each occurrence.  Borrower has and agrees to maintain a minimum of $2,000,000 of directors and officers’ insurance for each occurrence and $5,000,000 in the aggregate.  So long as there are any Secured Obligations outstanding, Borrower shall also cause to be carried and maintained insurance upon the Collateral, insuring against all risks of physical loss or damage howsoever caused, in an amount not less than the full replacement cost of the Collateral, provided that such insurance may be subject to standard exceptions and deductibles.  Borrower shall also carry and maintain a fidelity insurance policy in an amount not less than $100,000.

6.2                                 Certificates.  Borrower shall deliver to the Lenders certificates of insurance that evidence Borrower’s compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2.  Borrower’s insurance certificate shall state the Lenders are an additional insured for commercial general liability, a loss payee for all risk property damage insurance, subject to the insurer’s approval, a loss payee for fidelity insurance, and a loss payee for property insurance and additional insured for liability insurance for any future insurance that Borrower may acquire from such insurer.  Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance and fidelity.  All certificates of insurance will provide for a minimum of thirty (30) days advance written notice to the Lenders of cancellation or any other change adverse to the Lenders’ interests.  Any failure of the Lenders to scrutinize such insurance certificates for compliance is not a waiver of any of the Lenders’ rights, all of which are reserved.

6.3                                 Indemnity.  Borrower agrees to indemnify and hold each Lender and its officers, directors, employees, agents, in-house attorneys, representatives and shareholders harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal), that may be instituted or asserted against or incurred by a Lender or any such Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases claims resulting solely from such Lender’s gross negligence or willful misconduct. Borrower agrees to pay, and to save each Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes (excluding taxes imposed on or measured by the net income of such Lender) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement.

SECTION 7.  COVENANTS OF BORROWER

Borrower agrees (unless otherwise consented to by the Lenders in writing) as follows:

7.1                                 Financial Reports.  Borrower shall furnish to the Lenders a Compliance Certificate in the form of Exhibit F and the financial statements listed hereinafter (the “Financial Statements”) in accordance with the following provisions:

(a)                                  as soon as practicable (and in any event within 25 days) after the end of each month, unaudited interim and year-to-date financial statements as of the end of such month (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied, if applicable, by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that would reasonably be expected to have a Material Adverse Effect, all certified by Borrower’s Chief Financial Officer or Corporate Controller to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, (ii) that they are subject to normal year end adjustments, and (iii) they do not contain certain non-cash items that are customarily included in quarterly and annual financial statements;

(b)           as soon as practicable (and in any event within 25 days) after the end of each month, a Compliance Certificate (attaching a Borrowing Base Certificate, in the event the Compliance Certificate is delivered when Revolving Loan Advances are outstanding) and agings of accounts receivable and accounts payable, as well as such operating reports, including without limitation, sales backlog reports, as the Lenders shall reasonably request;

(c)           as soon as practicable (and in any event within 25 days) after the end of each calendar quarter, unaudited interim and year-to-date financial statements as of the end of such calendar quarter (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that would reasonably be expected to have a Material Adverse Effect,  certified by Borrower’s Chief Financial Officer or Corporate Controller to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, and (ii) that they are subject to normal year end adjustments; as well as the most recent capitalization table for Borrower, including the weighted average exercise price of employee stock options;

(d)           as soon as practicable (and in any event within one hundred fifty (150) days) after the end of each fiscal year, unqualified audited financial statements as of the end of such year (prepared on a consolidated and consolidating basis, if appliable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to the Lenders, accompanied by any management report from such accountants;

(e)           promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports that Borrower has made available to holders of its Preferred Stock and copies of any regular, periodic and special reports or registration statements that Borrower files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or any national securities exchange;

(f)            at the request of a Lender, copies of all notices, minutes, consents and other materials that Borrower has provided or provides to its directors in connection with meetings of the Board of Directors;

(g)           as soon as practicable (and in any event no later than the end of the fiscal year), financial and business projections and budgets, in each case which have been approved by Borrower’s Board of Directors; and

(h)           such operating plans and other financial information reasonably requested by the Lenders.

The Lenders shall have a right from time to time hereafter to audit Borrower’s Accounts and appraise the Collateral at Borrower’s expense, including an audit prior to the initial Advance to be made hereunder, provided that such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing.

The executed Compliance Certificate may be sent via facsimile to the Lenders at (650) 473-9194 or via e-mail to skuo@herculestech.com.  All Financial Statements required to be delivered pursuant to clauses (a), (b) and (c) shall be sent via e-mail to financialstatements@herculestech.com with copies to skuo@herculestech.com and ccheng@comerica.com; provided, that if e-mail is not available or sending such Financial Statements via e-mail is not possible, they shall be sent via facsimile to the Lenders at: (866) 468-8916, attention Chief Credit Officer.

Notwithstanding any term or condition contained in this Section 7.1 to the contrary, Borrower shall have no obligation to prepare consolidating financial statements if its Subsidiaries do not engage in any business or operations.

7.2           Management Rights.  Borrower shall permit any representative that a Lender authorizes, including its attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of Borrower at reasonable times and upon reasonable notice during normal business hours; provided that such inspections by the Lenders will be conducted no more often than twice annually unless an Event of Default has occurred and is continuing.  Any such representative shall have the right to meet with management and officers of Borrower to discuss such books of account and records at reasonable times and intervals and upon reasonable notice.  In addition, each Lender shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Borrower concerning significant business issues affecting Borrower.  Such consultations shall not unreasonably interfere with Borrower’s business operations.  The parties intend that the rights granted the Lenders shall constitute “management rights” within the meaning of 29 C.F.R Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by a Lender with respect to any business issues shall not be deemed to give such Lender, nor be deemed an exercise by such Lender of, control over Borrower’s management or policies.

7.3           Further Assurances.  Borrower shall from time to time execute, deliver and file, alone or with a Lender, any financing statements, security agreements, collateral assignments, notices, control agreements, or other documents to perfect or give the highest priority to the Lenders’ Lien on the Collateral (subject to applicable Permitted Liens).  Borrower shall from time to time procure any instruments or documents as may be reasonably requested by a Lender, and take all further action that may be necessary or desirable, or that a Lender may reasonably request, to perfect and protect the Liens granted hereby and thereby.  In addition, and for such purposes only, Borrower hereby authorizes each Lender to execute and deliver on behalf of Borrower and to file such financing statements, collateral assignments, notices, control agreements, security agreements and other documents without the signature of Borrower either in such Lender’s name or in the name of such Lender as agent and attorney-in-fact for Borrower.  Borrower shall protect and defend Borrower’s title to the Collateral and such Lender’s Lien thereon against all

Persons claiming any interest adverse to Borrower or any Lender other than Permitted Liens.

7.4           Compromise of Agreements.  With respect to Accounts with a combined value in excess of twenty percent (20%) of all of Borrower’s Accounts then outstanding, Borrower shall not (a) grant any material extension of the time of payment thereof, (b) to any material extent, compromise, compound or settle the same for less than the full amount thereof, (c) release, wholly or partly, any Person liable for the payment thereof, or (d) allow any credit or discount whatsoever thereon other than trade discounts granted by Borrower in the ordinary course of business of Borrower.

7.5           Indebtedness.  Borrower shall not create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on Borrower an obligation to prepay any Indebtedness, except for the conversion of Indebtedness into equity securities, the payment of cash in lieu of fractional shares in connection with such conversion, and Indebtedness owed to the Lenders.

7.6           Collateral.  Borrower shall at all times keep the Collateral and all other property and assets used in Borrower’s business or in which Borrower now or hereafter holds any interest free and clear from any legal process or Liens whatsoever (except for Permitted Liens), and shall give each Lender prompt written notice of any legal process affecting the Collateral, such other property and assets, or any Liens thereon (except for Permitted Liens).  Borrower shall cause its Subsidiaries to protect and defend such Subsidiary’s title to its assets from and against all Persons claiming any interest adverse to such Subsidiary, and Borrower shall cause its Subsidiaries at all times to keep such Subsidiary’s property and assets free and clear from any legal process or Liens whatsoever (except for Permitted Liens), and shall give each Lender prompt written notice of any legal process affecting such Subsidiary’s assets.  Borrower shall not agree with any Person other than the Lenders not to encumber its property, except that Borrower may agree with any provider of an equipment lease constituting Permitted Indebtedness under clause (iii) of the definition thereof not to encumber its property, so long as such agreement is limited to the Equipment subject to such equipment lease.  Notwithstanding the foregoing, the existence of legal process described in this Section shall not constitute an Event of Default provided that Borrower is contesting such legal process in good faith by appropriate proceedings, such process would not reasonably be expected to have a Material Adverse Effect, such Liens have no priority over the Liens of the Lenders, and the Borrower has established adequate reserves with respect to such process to the extent required by GAAP.

7.7           Investments.  Borrower shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

7.8           Distributions.  Borrower shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other equity interest other than pursuant to employee, director or consultant repurchase plans or other similar agreements, provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or equity interest, or (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other equity interest, except (i) dividends or distributions by a Subsidiary to Borrower, or (ii) payments of de minimis amounts of cash in lieu of fractional shares upon conversion of convertible securities or upon any stock split or consolidation, (c) lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party, other than Permitted Investments, or (d) waive, release or forgive any indebtedness owed by any employees, officers or directors in excess of $100,000 in the aggregate.

7.9           Transfers.  Except for Permitted Transfers, Borrower shall not voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey (“Transfer”) any equitable, beneficial or legal interest in any material portion of its assets.  Notwithstanding any term or condition contained herein or in the other Loan Documents to the contrary, Borrower shall not Transfer any Equipment purchased, in whole or in part, with an Equipment Loan Advance without the prior written consent of the Lenders, which consent shall not be unreasonably withheld, conditioned or delayed.

7.10         Mergers or Acquisitions.  Borrower shall not merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of a Subsidiary into another Subsidiary or into Borrower), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

7.11         Taxes.  Borrower and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against Borrower, any Lender or the Collateral or upon Borrower’s ownership, possession, use, operation or disposition thereof or upon Borrower’s rents, receipts or earnings arising therefrom.  Borrower shall file on or before the due date therefor all personal property tax returns in respect of the Collateral.  Notwithstanding the foregoing, Borrower may contest, in good faith and by appropriate proceedings, taxes for which Borrower maintains adequate reserves therefor in accordance with GAAP.

7.12         Corporate Changes.  Neither Borrower nor any Subsidiary shall change its corporate name, legal form or jurisdiction of formation without twenty (20) days’ prior written notice to the Lenders.  Neither Borrower nor any Subsidiary shall suffer a Change in Control. Neither Borrower nor any Subsidiary shall relocate its chief executive office or its principal place of business unless: (i) it has provided prior written notice to the Lenders; and (ii) such relocation shall be within the continental United States.  Except in connection with Permitted Transfers, neither Borrower nor any Subsidiary shall relocate any item of Collateral (other than (x) sales of Inventory in the ordinary course of business, (y) relocations of Equipment having an aggregate value of up to $150,000 in any fiscal year, and (z) relocations of Collateral from a location described on Exhibit C to another location described on Exhibit C, as the same may be amended) unless (i) it has provided prompt written notice to the Lenders, (ii) such relocation is within the continental United States and, (iii) if such relocation is to a third party bailee, it has delivered a bailee agreement in form and substance reasonably acceptable to the Lenders.

7.13         Deposit Accounts.  Neither Borrower nor any Subsidiary shall maintain any Deposit Accounts, or accounts holding Investment Property, except at Comerica and with respect to which Hercules shall have an Account Control Agreement (each a “Comerica Account”); provided, that the Borrower may continue to maintain its existing Deposit Accounts and Securities Accounts with Silicon Valley Bank (the “SVB Accounts”) for sixty (60) days following the Closing Date; provided, further, that the Borrower may maintain account number 3300461991 at Silicon Valley Bank for a commercially reasonable period not to exceed one hundred eighty (180) days following the Closing Date, so long as an Account Control Agreement has been entered into with respect to such account within sixty (60) days of following the Closing Date.

7.14         Formation of Subsidiaries.  Borrower shall notify the Lenders of each Subsidiary formed subsequent to the Closing Date and, within 15 days of formation, shall cause any such Subsidiary organized under the laws of any State within the United States to execute and deliver to the Lenders a Joinder Agreement.

7.15         Eligible Accounts.  Borrower shall notify each Lender promptly of any event or circumstance which to Borrower’s knowledge would cause an Account to no longer constitute an Eligible Account.

7.16         SBA Issues.  One or both Lenders have received a license from the U.S. Small Business Administration (“SBA”) to extend loans as a small business investment company (“SBIC”) pursuant to the Small Business Investment Act of 1958, as amended, and the associated regulations (collectively, the “SBIC Act”).  Portions of the loan to Borrower will be made under the SBA license and the SBIC Act.  Addendum 1 to this Agreement outlines various responsibilities of the Lenders and Borrower associated with an SBA loan, and such Addendum 1 is hereby incorporated in this Agreement.

7.17         Use of Proceeds.  The proceeds of the Revolving Loan Advances shall be used only for general corporate purposes.  The proceeds of the Equipment Loan Advances shall be used only to purchase the personal property listed on Annex II and such other Equipment as shall be approved by the Lenders in writing, such approval not to be unreasonably withheld, conditioned or delayed.

7.18         Financial Covenant.  So long as any Revolving Loan Advances are outstanding, Borrower shall maintain its financial condition as follows using GAAP consistently applied and used consistently with prior practices:  (a) monthly revenue, measured on a trailing three calendar month basis, shall at no time be less than 75% of the amount set forth in the Approved Plan, and (b) EBITDA, measured on a trailing three calendar month basis, shall at no time be less than the Required EBITDA Amount.

7.19         Landlord Waivers.  Borrower shall use commercially reasonable efforts to obtain landlord waivers reasonably acceptable to the Lenders respecting each location at which Borrower maintains Collateral within sixty (60) days of the Closing Date.

7.20         PUC Consents.  Borrower shall use commercially reasonable efforts to obtain, as soon as reasonably practicable following the Closing Date, all Required PUC Consents.

SECTION 8.  RIGHT TO INVEST

8.1           Right to Invest.  Hercules or its assignee or nominee shall have the right, in its discretion, to participate in any Subsequent Financing until such time as Hercules shall have invested an aggregate amount of $1,000,000 in Borrower, in each case on the same terms, conditions and pricing afforded to others participating in such Subsequent Financings.  In order to exercise this right, Hercules must notify Borrower within thirty (30) days following delivery by Borrower of notice of such Subsequent Financing, which exercise shall be subject to approval by Hercules of the definitive documentation for such transaction.

SECTION 9.  EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall be an Event of Default:

9.1           Payments.  Borrower fails to pay any amount due under this Agreement, the Notes or any of the other Loan Documents on the due date; or

9.2           Covenants.  Borrower breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement and (a) with respect to a default under any covenant other than under Sections 6, 7.5, 7.6, 7.7, 7.8, 7.9, 7.16, 7.17 or 7.18, such default continues for more than ten (10) days after the earlier of the date on which (i) the Lenders have given notice of such default to Borrower and (ii) Borrower has actual knowledge of such default or (b) with respect to a default under any of Sections 6, 7.5, 7.6, 7.7, 7.8, 7.9, 7.16, 7.17 or 7.18, the occurrence of such default; or

9.3           Material Adverse Effect.  A circumstance has occurred that would reasonably be expected to have a Material Adverse Effect; or

9.4           Other Loan Documents.  The occurrence of any default under any Loan Document or any other agreement between Borrower and the Lenders and such default continues for more than ten (10) days after the earlier of (a) the Lenders have given notice of such default to Borrower, or (b) Borrower has actual knowledge of such default; or

9.5           Representations.  Any representation or warranty made by Borrower in any Loan Document or in the Warrants shall have been false or misleading in any material respect; or

9.6           Insolvency.  Borrower (A) (i) shall make an assignment for the benefit of creditors; or (ii) shall be unable to pay its debts as they become due, or be unable to pay or perform under the Loan Documents; or (iii) shall file a voluntary petition in bankruptcy; or (iv) shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (v) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Borrower or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of Borrower; or (vi) shall cease operations of its business as its business has normally been conducted, or terminate substantially all of its employees; or (vii) shall or its directors or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (i) through (vi); or (B) either (i) sixty (60) days shall have expired after the commencement of an involuntary action against Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower being stayed; or (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (v) sixty (60) days shall have expired after the appointment, without the consent or acquiescence of Borrower, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower without such appointment being vacated; or

9.7           Attachments; Judgments.  Any portion of Borrower’s assets is attached or seized, or a levy is filed against any such assets, or a judgment or judgments is/are entered for the payment of money, individually or in the aggregate, of at least $200,000, or Borrower is enjoined or in any way prevented by court order from conducting any part of its business, in each case to the extent the same shall not have been vacated, satisfied or stayed for a period of ten (10) days (provided that no Advances will be made during such ten (10) day period); or

9.8           Other Obligations.  The occurrence of any default under any agreement or obligation of Borrower resulting in the right of a third party to accelerate the maturity of Indebtedness in excess of $200,000, or the occurrence of any default under any agreement or obligation of Borrower that would reasonably be expected to have a Material Adverse Effect; provided, however, that an Event of Default under this Section 9.8 caused by the occurrence of a default under such other agreement shall be cured or waived for purposes of this Agreement upon the Lenders receiving written notice from the party asserting such default of such cure or waiver of the default under such other agreement, if at the time of such cure or waiver under such other agreement (a) the Lenders have not declared an Event of Default under this Agreement and/or exercised any rights with respect thereto; (b) any such cure or waiver does not result in an Event of Default under any other provision of this Agreement or any Loan Document; and (c) in connection with any such cure or waiver under such other agreement, the terms of any agreement with such third party are not modified or amended in any manner which could in the good faith judgment of the Lenders be materially less advantageous to Borrower.

9.9           Required PUC Consents.  The failure of the Borrower to obtain the Required PUC Consents set forth in clause (b) of the definition thereof within ninety (90) days of the Closing Date, if the Borrower is not in compliance with the financial covenants set forth in Section 7.18, or within one hundred twenty (120) days of the Closing Date, so long as the

Borrower is in compliance with the financial covenant set forth in Section 7.18, in each case without regard to whether any Revolving Loan Advances are outstanding.

SECTION 10.  REMEDIES

10.1         General.  Upon and during the continuance of any one or more Events of Default, (i) the Lenders may, at their option, accelerate and demand payment of all or any part of the Secured Obligations together with the Prepayment Charge and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.6, the Notes and all of the Secured Obligations shall automatically be accelerated and made due and payable, in each case without any further notice or act), and (ii) the Lenders may notify any of Borrower’s account debtors to make payment directly to the Lenders, compromise the amount of any such account on Borrower’s behalf and endorse a Lender’s name without recourse on any such payment for deposit directly to a Lender’s account.  The Lenders may exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral.  All Lender rights and remedies shall be cumulative and not exclusive.

10.2         Collection; Foreclosure.  Upon the occurrence and during the continuance of any Event of Default, the Lenders may, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as the Lenders may elect.  Any such sale may be made either at public or private sale at its place of business or elsewhere.  Borrower agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to Borrower.  The Lenders may require Borrower to assemble the Collateral and make it available to the Lenders at a place designated by the Lenders that is reasonably convenient to the Lenders and Borrower.  The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by the Lenders in the following order of priorities:

First, to the Lenders in an amount sufficient to pay in full their costs and professionals’ and advisors’ fees and expenses as described in Section 11.11;

Second, to the Lenders in an amount equal to the then unpaid amount of the Secured Obligations (including principal, interest, and the default rate interest), in such order and priority as the Lenders may choose in their sole discretion; and

Finally, after the full, final, and indefeasible payment in Cash of all of the Secured Obligations, to any creditor holding a junior Lien on the Collateral, or to Borrower or its representatives or as a court of competent jurisdiction may direct.

The Lenders shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

10.3         No Waiver.  The Lenders shall be under no obligation to marshal any of the Collateral for the benefit of Borrower or any other Person, and Borrower expressly waives all rights, if any, to require the Lenders to marshal any Collateral.

10.4         Cumulative Remedies.  The rights, powers and remedies of the Lenders hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative.  The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of the Lenders.

SECTION 11.  MISCELLANEOUS

11.1         Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.2         Notice.  Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (except the delivery of Financial Statements, which shall be provided in accordance with Section 7.1) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by facsimile or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

(a)           If to the Lenders:

HERCULES TECHNOLOGY II, L.P.
Legal Department
Attention:  Chief Legal Officer and Steve Kuo
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Facsimile:  650-473-9194

and

COMERICA BANK

Technology & Life Sciences Division

75 E Trimble Road
Mail Code 4770
San Jose, CA 95131
Attn: Manager
Facsimile:  408-556-5091

With a copy to:

COMERICA BANK

Technology & Life Sciences Division

226 Airport Parkway, Suite 100

San Jose, CA 95110

Attn: Group Manager, Technology and Life Sciences Division
Facsimile:  408-451-8568

(b)           If to Borrower:

IntelePeer, Inc.

Attention:  Andre Simone

2855 Campus Drive

San Mateo, CA 94403

Facsimile:  650-403-0818

or to such other address as each party may designate for itself by like notice.

11.3         Entire Agreement; Amendments.  This Agreement, the Notes, and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including Lenders’ revised proposal letter dated March 5, 2010).  None of the terms of this Agreement, the Notes or any of the other Loan Documents may be amended except by an instrument executed by each of the parties hereto.

11.4         No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.5         No Waiver.  The powers conferred upon the Lenders by this Agreement are solely to protect their rights hereunder and under the other Loan Documents and their interest in the Collateral and shall not impose any duty upon the Lenders to exercise any such powers.  No omission or delay by a Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which a Lender is entitled, nor shall it in any way affect the right of such Lender to enforce such provisions thereafter.

11.6         Termination.  This Agreement shall become effective as of the date of execution by Borrower and the Lenders and, subject to Section 6.3, shall continue in full force and effect for so long as any Secured Obligations (other than inchoate indemnity obligations) remain outstanding or any Lender has any obligation to make Advances under this Agreement.  Notwithstanding the foregoing, the Lenders shall have the right to terminate their obligation to make Advances under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default.

11.7         Successors and Assigns.  The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any).  Borrower shall not assign its obligations under this Agreement, the Notes or any of the other Loan Documents without the Lenders’ express prior written consent, and any such attempted assignment shall be void and of no effect.  Each Lender may assign, transfer, or endorse its rights hereunder and under the other Loan Documents in accordance with Section 11.13 without prior notice to Borrower, and all of such rights shall inure to the benefit of such Lender’s successors and assigns.

11.8         Governing Law.  This Agreement, the Notes and the other Loan Documents have been negotiated and delivered to the Lenders in the State of California, and shall have been accepted by the Lenders in the State of California.  Payment to the Lenders by Borrower of the Secured Obligations is due in the State of California.  This Agreement, the Notes and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

11.9         Consent to Jurisdiction and Venue.  All judicial proceedings (to the extent that the reference requirement of Section 11.10 is not applicable) arising in or under or related to this Agreement, the Notes or any of the other Loan Documents may be brought in any state or federal court located in the State of California.  By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in Santa Clara County, State of California; (b) waives any objection as to jurisdiction or venue in Santa Clara County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, the Notes or the other Loan Documents.  Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.2, and shall be deemed effective and received as set forth in Section 11.2.  Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

11.10       Mutual Waiver of Jury Trial / Judicial Reference.

(a)           Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws.  EACH OF BORROWER AND EACH LENDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY

OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY BORROWER AGAINST A LENDER OR ITS ASSIGNEE OR BY A LENDER OR ITS ASSIGNEE AGAINST BORROWER.  This waiver extends to all such Claims, including Claims that involve Persons other than Borrower and a Lender; Claims that arise out of or are in any way connected to the relationship between Borrower and a Lender; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document.

(b)           If the waiver of jury trial set forth in Section 11.10(a) is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of the Santa Clara County, California.  Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.

(c)           In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 11.9, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.

11.11       Professional Fees.  Borrower promises to pay the Lenders’ fees and expenses necessary to finalize the loan documentation, including but not limited to reasonable attorneys fees, UCC searches, filing costs, and other miscellaneous expenses. In addition, Borrower promises to pay any and all reasonable attorneys’ and other reasonable professionals’ fees and expenses (including fees and expenses of in-house counsel) incurred by a Lender after the Closing Date in connection with or related to:  (a) the Loan; (b) the administration, collection, or enforcement of the Loan; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to Borrower or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to Borrower, the Collateral, the Loan Documents, including representing a Lender in any adversary proceeding or contested matter commenced or continued by or on behalf of Borrower’s estate, and any appeal or review thereof.

11.12       Confidentiality.  Each Lender acknowledges that certain items of Collateral and information provided to the Lenders by Borrower are confidential and proprietary information of Borrower, if and to the extent such information either (x) is marked as confidential by Borrower at the time of disclosure, or (y) should reasonably be understood to be confidential (the “Confidential Information”).  Accordingly, each Lender agrees that any Confidential Information it may obtain in the course of acquiring, administering, or perfecting  such Lender’s security interest in the Collateral or otherwise in connection with the Loan shall not be disclosed to any other person or entity in any manner whatsoever, in whole or in part, without the prior written consent of Borrower, except that a Lender may disclose any such information:  (a) to its own directors, officers, employees, accountants, counsel and other professional advisors and to its affiliates if such Lender in its sole discretion determines that any such party should have access to such information in connection with such party’s responsibilities in connection with the Loan or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this paragraph or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (b) if such information is generally available to the public; (c) if required or appropriate in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over such Lender; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by a Lender’s counsel; (e) to comply with any legal requirement or law applicable to a Lender; (f) to the extent reasonably necessary in connection with the exercise of any right or remedy under any Loan Document, including a Lender’s sale, lease, or other disposition of Collateral after default; (g) to any participant or assignee of a Lender or any prospective participant or assignee; provided, that such participant or assignee or prospective participant or assignee agrees in writing to be bound by this Section prior to disclosure; or (h) otherwise with the prior consent of Borrower; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of Borrower or any of its affiliates or any guarantor under this Agreement or the other Loan Documents.

11.13       Assignment of Rights.  Borrower acknowledges and understands that each Lender may sell and assign all or part of its interest hereunder and under the Note(s) and Loan Documents to any person or entity (an “Assignee”), other than, during the continuance of an Event of Default, a direct competitor of Borrower.  After such assignment the term “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of a Lender hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, each Lender shall retain all rights, powers and remedies hereby given.  No such assignment by a Lender shall relieve Borrower of any of its obligations hereunder.  Each Lender agrees that in the event of any transfer by it of the Note(s), it will endorse thereon a notation as to the portion of the principal of the Note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.

11.14       Revival of Secured Obligations.  This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against Borrower for liquidation or reorganization, if Borrower becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Borrower’s assets, or if any payment or transfer of Collateral is recovered from a Lender.  The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to a Lender, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, a Lender or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to the Lenders in Cash.

11.15       Counterparts.  This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

11.16       No Third Party Beneficiaries.  No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any person other than the Lenders and Borrower unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely between the Lenders and Borrower.

11.17       Publicity.  Each Lender may use Borrower’s name and logo, and include a brief description of the relationship between Borrower and the Lenders, in such Lender’s marketing materials.

(SIGNATURES TO FOLLOW)

IN WITNESS WHEREOF, Borrower and each Lender have duly executed and delivered this Loan and Security Agreement as of the day and year first above written.

BORROWER:

INTELEPEER, INC.

	Signature:	/s/ Andre Simone

	Print Name:	Andre Simone

	Title:	CFO

Accepted in Palo Alto, California:

LENDERS:

HERCULES TECHNOLOGY II, L.P.,
a Delaware limited partnership

	By:	Hercules Technology SBIC
Management, LLC, its General Partner

	By:	Hercules Technology Growth
Capital, Inc., its Manager

	By:	/s/ K. Nicholas Martitsch
	Name:	K. Nicholas Martitsch
	Its:	Associate General Counsel

COMERICA BANK

	By:	/s/ Calvin Cheng

	Name:	Calvin Cheng

	Title:	Vice President

Table of Addenda, Exhibits and Schedules

Addendum 1:	SBA Provisions

Exhibit A:	Advance Request Attachment to Advance Request

Exhibit B-1:	Revolving Note

Exhibit B-2:	Equipment Note

Exhibit C:	Name, Locations, and Other Information for Borrower

Exhibit D:	Borrower’s Patents, Trademarks, Copyrights and Licenses

Exhibit E:	Borrower’s Deposit Accounts and Investment Accounts

Exhibit F:	Compliance Certificate

Exhibit G:	Joinder Agreement

Exhibit H:	Borrowing Base Certificate

Exhibit I:	ACH Debit Authorization Agreement

Schedule 1	Subsidiaries
Schedule 1A	Existing Permitted Indebtedness
Schedule 1B	Existing Permitted Investments
Schedule 1C	Existing Permitted Liens
Schedule 5.3	Consents, Etc.
Schedule 5.5	Actions Before Governmental Authorities
Schedule 5.8	Tax Matters
Schedule 5.9	Intellectual Property Claims
Schedule 5.10	Intellectual Property
Schedule 5.11	Borrower Products
Schedule 5.14	Capitalization

Annex I	Approved Plan

Annex II	Financed Equipment

ADDENDUM 1 to LOAN AND SECURITY AGREEMENT

(a)           Borrower’s Business.  For purposes of this Addendum 1, Borrower shall be deemed to include its “affiliates” as defined in Title 13 Code of Federal Regulations Section 121.103.  Borrower represents and warrants to the Lenders (as of the Closing Date and for a period of one year thereafter) and covenants to the Lenders as follows:

1.                                       Size Status.  Borrower does not have tangible net worth in excess of $18 million or average net income after Federal income taxes (excluding any carry-over losses) for the preceding two completed fiscal years in excess of $6 million;

2.                                       No Relender.  Borrower’s primary business activity does not involve, directly or indirectly, providing funds to others, purchasing debt obligations, factoring, or long-term leasing of equipment with no provision for maintenance or repair;

3.                                       No Passive Business.  Borrower is engaged in a regular and continuous business operation (excluding the mere receipt of payments such as dividends, rents, lease payments, or royalties).  Borrower’s employees are carrying on the majority of day to day operations.  Borrower will not pass through substantially all of the proceeds of the Loan to another entity;

4.                                       No Real Estate Business.  Borrower is not classified under Major Group 65 (Real Estate) or Industry No. 1531 (Operative Builders) of the SIC Manual.  The proceeds of the Loan will not be used to acquire or refinance real property unless Borrower (x) is acquiring an existing property and will use at least 51 percent of the usable square footage for its business purposes; (y) is building or renovating a building and will use at least 67 percent of the usable square footage for its business purposes; or (z) occupies the subject property and uses at least 67 percent of the usable square footage for its business purposes.

5.                                       No Project Finance.  Borrower’s assets are not intended to be reduced or consumed, generally without replacement, as the life of its business progresses, and the nature of Borrower’s business does not require that a stream of cash payments be made to the business’s financing sources, on a basis associated with the continuing sale of assets (e.g., real estate development projects and oil and gas wells).  The primary purpose of the Loan is not to fund production of a single item or defined limited number of items, generally over a defined production period, where such production will constitute the majority of the activities of Borrower (e.g., motion pictures and electric generating plants).

6.                                       No Farm Land Purchases.  Borrower will not use the proceeds of the Loan to acquire farm land which is or is intended to be used for agricultural or forestry purposes, such as the production of food, fiber, or wood, or is so taxed or zoned.

7.                                       No Foreign Investment.  The proceeds of the Loan will not be used substantially for a foreign operation.  At the time of the Loan, Borrower will not have more than 49 percent of its employees or tangible assets located outside the United States.  The representation in this subsection (7) is made only as of the date hereof and shall not continue for one year as contemplated in the first sentence of this Section 1.

(b)           Small Business Administration Documentation.  Each Lender acknowledges that Borrower completed, executed and delivered to it SBA Forms 480, 652 and 1031 (Parts A and B) together with a business plan showing Borrower’s financial projections (including balance sheets and income and cash flows statements) for the period described therein and a written statement (whether included in the purchase agreement or pursuant to a separate statement) from the Borrower regarding its intended use of proceeds from the sale of securities to the Lenders (the “Use of Proceeds Statement”).  Borrower represents and warrants to the Lenders that the information regarding Borrower and its affiliates set forth in the SBA Form 480, Form 652 and Form 1031 and the Use of Proceeds Statement delivered as of the Closing Date is accurate and complete.

(c)           Inspection.  The following covenants contained in this Section (c) are intended to supplement and not to restrict the related provisions of the Loan Documents.  Subject to the preceding sentence, Borrower will permit, for so long as a Lender holds any debt or equity securities of Borrower, such Lender or its representative, at such Lender’s expense, and examiners of the SBA to visit and inspect the properties and assets of Borrower, to examine its books of account and records, and to discuss Borrower’s affairs, finances and accounts with Borrower’s officers, senior management and accountants, all at such reasonable times as may be requested by the Lenders or the SBA.

(d)           Annual Assessment.  Promptly after the end of each calendar year (but in any event prior to February 28 of each year) and at such other times as may be reasonably requested by the Lenders, Borrower will deliver to the Lenders a written assessment of the economic impact of the Lenders’ investment in Borrower, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the businesses of Borrower in terms of expanded revenue and taxes, other economic benefits resulting from the investment (such as technology development or commercialization, minority business development, or expansion of exports) and such other information as may be required regarding Borrower in connection with the filing of SBA Form 468 by a Lender.   The Lenders will assist Borrower with preparing such

assessment.  In addition to any other rights granted hereunder, Borrower will grant the Lenders and the SBA access to Borrower’s books and records for the purpose of verifying the use of such proceeds.  Borrower also will furnish or cause to be furnished to the Lenders such other information regarding the business, affairs and condition of Borrower as the Lenders may from time to time reasonably request.

(e)           Use of Proceeds.  Borrower will use the proceeds from the Loan only for general working capital purposes, in the case of the Revolving Loan Advances, and for the financing of Equipment, in the case of the Equipment Loan Advances.  Borrower will deliver to the Lenders from time to time promptly following their reasonable request, a written report, certified as correct by Borrower’s Chief Financial Officer or Corporate Controller, verifying the purposes and amounts for which proceeds from the Loan have been disbursed.  Borrower will supply to the Lenders such additional information and documents as the Lenders reasonably request with respect to its use of proceeds and will permit the Lenders and the SBA to have access to any and all Borrower records and information and personnel as the Lenders deem reasonably necessary to verify how such proceeds have been or are being used, and to assure that the proceeds have been used for the purposes specified in this Addendum 1.

(f)            Activities and Proceeds.  Neither Borrower nor any of its affiliates (if any) will engage in any activities or use directly or indirectly the proceeds from the Loan for any purpose for which a small business investment company is prohibited from providing funds by the SBIC Act, including 13 C.F.R. §107.720.  Without obtaining the prior written approval of the Lenders, Borrower will not change within 1 year of the date hereof, Borrower’s current business activity to a business activity which a licensee under the SBIC Act is prohibited from providing funds by the SBIC Act.

(g)           Redemption Provisions.  Notwithstanding any provision to the contrary contained in the Certificate of Incorporation of Borrower, as amended from time to time (the “Charter”), if, pursuant to the redemption provisions contained in the Charter, the Lenders are entitled to a redemption of their Warrants, such redemption (in the case of the Lenders) will be at a price equal to the redemption price set forth in the Charter (the “Existing Redemption Price”).  If, however, a Lender delivers written notice to Borrower that the then current regulations promulgated under the SBIC Act prohibit payment of the Existing Redemption Price in the case of an SBIC (or, if applied, the Existing Redemption Price would cause the Series C Preferred Stock to lose its classification as an “equity security” and such Lender has determined that such classification is unadvisable), the amount such Lender will be entitled to receive shall be the greater of (i) fair market value of the securities being redeemed taking into account the rights and preferences of such securities plus any costs and expenses of the Lenders incurred in making or maintaining the Warrants, and (ii) the Existing Redemption Price where the amount of accrued but unpaid dividends payable to the Lenders is limited to Borrower’s earnings plus any costs and expenses of the the Lenders incurred in making or maintaining the Warrants; provided, however, the amount calculated in subsections (i) or (ii) above shall not exceed the Existing Redemption Price.

(h)           Cost of Money.  Notwithstanding any provision to the contrary contained in the Loan Documents, all interest and fees charged pursuant to the Loan Documents shall comply with the provisions of 13 C.F.R. § 107.855, including, without limitation, that such amounts shall not exceed the Cost of Money ceiling (as defined hereafter).  The current Cost of Money ceiling for this Loan is fourteen percent.

(i)            Compliance and Resolution.   Borrower agrees that a failure to comply with Borrower’s obligations under this Addendum will constitute a breach of the obligations of Borrower under the financing agreements between Borrower and the Lenders.  In the event of (i) a failure to comply with Borrower’s obligations under this Addendum; or (ii) an assertion by any governmental regulatory agency (or a Lender believes that there is a substantial risk of such assertion) of a failure to comply with Borrower’s obligations under this Addendum, then (i) such Lender and Borrower will meet and resolve any such issue in good faith to the satisfaction of Borrower, such Lender, and any governmental regulatory agency, and (ii) upon request of Lender, Borrower will cooperate and assist with any assignment of the financing agreements from Hercules Technology II, L.P. to Hercules Technology Growth Capital, Inc.

(j)            Lender References.  Notwithstanding any term or condition contained in the Agreement or the other Loan Documents to the contrary, no Lender shall have rights under this Addendum 1, and Borrower shall not have any obligations to a Lender under this Addendum 1, unless such Lender holds a license from the U.S. Small Business Administration to extend loans as a small business investment company pursuant to the Small Business Investment Act of 1958, as amended, and the associated regulations.

EXHIBIT A

ADVANCE REQUEST

To:	The Lenders:	Date: ,

Hercules Technology II, L.P.

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Attn:  Steve Kuo

Facsimile:  (650) 473-9194

Comerica Bank

Technology & Life Sciences Division

75 E Trimble Road
Mail Code 4770
San Jose, CA 95131
Attn: Manager
Facsimile:  (408) 556-5091

With a copy to:

Comerica Bank

Technology & Life Sciences Division

226 Airport Parkway, Suite 100

San Jose, CA 95110

Attn: Group Manager, Technology and Life Sciences Division

Facsimile:  (408) 451-8568

IntelePeer, Inc. (“Borrower”) hereby requests from Hercules Technology II, L.P. (“Hercules”) and Comerica Bank (“Comerica”; and collectively with Hercules, the “Lenders”) an Advance in the amount of                                            Dollars ($                                ) on                             ,            (the “Advance Date”) pursuant to the Loan and Security Agreement between Borrower and the Lenders (the “Agreement”). Capitalized words and other terms used but not otherwise defined herein are used with the same meanings as defined in the Agreement.

Please:

(a)           Issue a check payable to Borrower

or

(b)           Wire Funds to Borrower’s account

Bank:
Address:

ABA Number:
Account Number:
Account Name:

Borrower represents that the conditions precedent to the Advance set forth in the Agreement are satisfied and shall be satisfied upon the making of such Advance, including but not limited to:  (i) that no event that has had or would reasonably be expected to have a Material Adverse Effect has occurred and is continuing; (ii) that the representations and warranties set forth in the Agreement and in the Warrants are and shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; (iii) that Borrower is in compliance with all the terms and provisions set forth in each Loan Document on its part to be observed or performed; and (iv) that as of the Advance Date, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default under the Loan Documents.  Borrower understands and acknowledges that each Lender has the right to review the financial information supporting this representation and, based upon such review in its sole discretion, such Lender may decline to fund the requested Advance.

Borrower hereby represents that Borrower’s corporate status and locations have not changed since the date of the Agreement or, if the Attachment to this Advance Request is completed, are as set forth in the Attachment to this Advance Request.

Borrower agrees to notify each Lender promptly before the funding of the Loan if any of the matters which  have been represented above shall not be true and correct on the Advance Date and if the Lenders have received no such notice before the Advance Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct as of the Advance Date.

Executed as of [              ], 20[     ].

BORROWER:

INTELEPEER, INC.

SIGNATURE:
TITLE:
PRINT NAME:

ATTACHMENT TO ADVANCE REQUEST

Dated:

Borrower hereby represents and warrants to each Lender that Borrower’s current name and organizational status is as follows:

Name:	IntelePeer, Inc.

Type of organization:	Corporation

State of organization:	Delaware

Organization file number:	4231218

Borrower hereby represents and warrants to each Lender that the street addresses, cities, states and postal codes of its current locations are as follows:

EXHIBIT B-1

SECURED REVOLVING PROMISSORY NOTE

$10,000,000	Maturity Date: May 5, 2011

FOR VALUE RECEIVED, IntelePeer, Inc., a Delaware corporation, for itself and each of its Subsidiaries (the “Borrower”) hereby promises to pay to the order of [Hercules Technology II, L.P., a Delaware limited partnership] or the holder of this Promissory Note (as defined below) (the “Lender”) at [400 Hamilton Avenue, Suite 310, Palo Alto, CA 94301] or such other place of payment as the holder of this Secured Revolving Promissory Note (this “Promissory Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of Ten Million Dollars ($10,000,000) or such other principal amount as Lender has advanced to Borrower under Section 2.1 of the Loan Agreement (as defined below), together with interest at a floating rate equal to the prime rate as reported in the Wall Street Journal, and if not reported, then the prime rate next reported in the Wall Street Journal, plus 2.05% per annum based upon a year consisting of 360 days, with interest computed daily based on the actual number of days in each month.

This Promissory Note is a Revolving Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated May 5, 2010, by and among Borrower, the Lender and [Comerica Bank, a Michigan banking corporation] (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof.  All payments shall be made in accordance with the Loan Agreement.  All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.  An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law.   Borrower agrees to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense.  This Promissory Note has been negotiated and delivered to Lender and is payable in the State of California.  This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

BORROWER FOR ITSELF AND
ON BEHALF OF ITS SUBSIDIARIES:	INTELEPEER, INC.

By:
Title:

EXHIBIT B-2

SECURED EQUIPMENT PROMISSORY NOTE

$10,000,000	Advance Date: , 2010

Maturity Date: May 5, 2011

FOR VALUE RECEIVED, IntelePeer, Inc., a Delaware corporation, for itself and each of its Subsidiaries (the “Borrower”) hereby promises to pay to the order of [Hercules Technology II, L.P., a Delaware limited partnership] or the holder of this Promissory Note (as defined below) (the “Lender”) at [400 Hamilton Avenue, Suite 310, Palo Alto, CA 94301] or such other place of payment as the holder of this Secured Equipment Promissory Note (this “Promissory Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of Ten Million Dollars ($10,000,000) or such other principal amount as Lender has advanced to Borrower under Section 2.2 of the Loan Agreement (as defined below), together with interest at a floating rate equal to the prime rate as reported in the Wall Street Journal, and if not reported, then the prime rate next reported in the Wall Street Journal, plus 7% per annum based upon a year consisting of 360 days, with interest computed daily based on the actual number of days in each month.

This Promissory Note is an Equipment Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated May 5, 2010, by and among Borrower, the Lender and [Comerica Bank, a Michigan banking corporation] (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof.  All payments shall be made in accordance with the Loan Agreement.  All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.  An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law.   Borrower agrees to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense.  This Promissory Note has been negotiated and delivered to Lender and is payable in the State of California.  This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

BORROWER FOR ITSELF AND
ON BEHALF OF ITS SUBSIDIARIES:	INTELEPEER, INC.

By:
Title:

EXHIBIT C

NAME, LOCATIONS, AND OTHER INFORMATION FOR BORROWER

1.  Borrower represents and warrants to each Lender that Borrower’s current name and organizational status as of the Closing Date is as follows:

Name:	IntelePeer, Inc.

Type of organization:	Corporation

State of organization:	Delaware

Organization file number:	4231218

Borrower’s fiscal year ends on December 31.

Borrower’s federal employer tax identification number is: 68-0556257

2.  Borrower represents and warrants to each Lender that for five (5) years prior to the Closing Date, Borrower did not do business under any other name or organization or form except the following:

Name:  Voex, Inc.

Used during dates of:  October 5, 2006 - September 14, 2007

Type of Organization:  Corporation

State of organization:  Delaware

Organization file Number: Same

3.  Borrower represents and warrants to each Lender that its headquarters are located at 2855 Campus Drive, San Mateo, CA  94403.

4.   Borrower represents and warrants to each Lender that as of the Closing Date the Collateral is located at:

60 Hudson St, New York, NY 10013
350 E. Cermak, Chicago, IL 60616
4000 Highlands Pkwy Smyrna, GA 30082
313 Inverness Way S, Englewood, CO 80112
2300 15th St, Denver, CO 80202
1300 Mockingbird Ste 100 Dallas, TX 75247
600 W 7TH, STE 300 Los Angeles, CA 90017
Telehouse North Coriander AVE London E14 2AA
2855 Campus Drive, Suite 200, San Mateo, CA 94403

2558 Beechwood Dr. East Grand Rapids, MI 49506
1100 Dexter Avenue N., Seattle WA 98109 (until 4/30/10)
200 W. Thomas St., Suite 120, Seattle WA 98119 (as of 5/1/10)

EXHIBIT D

BORROWER’S PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

Patents

Description	Filing Number
INTELLIGENT CALL ROUTING	11/849,044
UNIFIED COMMUNICATIONS SYSTEM	12/499,607
PAYMENT SYSTEM FOR PAYING PEERING PARTNERS IN A TELECOMMUNICATIONS NETWORK	12/729,806
METHOD OF MANAGING A PEERING DATABASE IN A TELECOMMUNICATIONS NETWORK	12/729,770

Registered Trademarks

Description	Serial Number
INTELEPEER	77,260,074, 77/260,067, 77/260,059, 77/260,040, 77/259,994
INTELEPEER APPWORX	77/867,538

Registered Copyrights

None.

Licenses

The only Intellectual Property licensed from third parties is in connection with purchased Equipment.

EXHIBIT E

BORROWER’S DEPOSIT ACCOUNTS AND INVESTMENT ACCOUNTS

EXHIBIT F

COMPLIANCE CERTIFICATE

Hercules Technology II, L.P.
400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Attn:  Steve Kuo

Facsimile:  (650) 473-9194

Comerica Bank

Technology & Life Sciences Division

75 E Trimble Road
Mail Code 4770
San Jose, CA 95131
Attn: Manager
Facsimile:  (408) 556-5091

With a copy to:

Comerica Bank

Technology & Life Sciences Division

226 Airport Parkway, Suite 100

San Jose, CA 95110

Attn: Group Manager, Technology and Life Sciences Division
Facsimile:  (408) 451-8568

Reference is made to that certain Loan and Security Agreement dated May 5, 2010 and all ancillary documents entered into in connection with such Loan and Security Agreement all as may be amended from time to time, (hereinafter referred to collectively as the “Loan Agreement”) between Hercules Technology II, L.P. and Comerica Bank as Lenders and IntelePeer, Inc. (the “Company”) as Borrower.  All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

The undersigned is an officer of the Company, knowledgeable of all Company financial matters, and is authorized to provide certification of information regarding the Company; hereby certifies that in accordance with the terms and conditions of the Loan Agreement, the Company is in compliance for the period ending                        with all covenants, conditions and terms of the Loan Documents and hereby reaffirms that all representations and warranties contained therein are true and correct in all material respects on and as of the date of this Compliance Certificate with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, after giving effect in all cases to any standard(s) of materiality contained in the Loan Documents as to such covenants, conditions, terms, representations and warranties.  Attached are the documents required to be provided under the Loan Agreement in support of the above certification.  The undersigned further certifies that these are prepared in accordance with GAAP (except for the absence of footnotes with respect to unaudited financial statement and subject to normal year end adjustments) and are consistent from one period to the next except as explained below.

REPORTING REQUIREMENT	REQUIRED	CHECK IF ATTACHED

Interim Financial Statements	Monthly within 25 days

Interim Financial Statements	Quarterly within 25 days

Audited Financial Statements	FYE within 150 days

Very Truly Yours,

By:

Name:

Title:

EXHIBIT G

FORM OF JOINDER AGREEMENT

This Joinder Agreement (the “Joinder Agreement”) is made and dated as of [      ], 20[   ], and is entered into among                                     , a                        corporation (“Subsidiary”), and HERCULES TECHNOLOGY II, L.P., a Delaware limited partnership (“Hercules”), and COMERICA BANK, a Michigan banking corporation (“Comerica”; together with Hercules, the “Lenders”).

RECITALS

A.  Subsidiary’s Affiliate, IntelePeer, Inc. (“Company”) [has entered/desires to enter] into that certain Loan and Security Agreement dated May 5, 2010, with the Lenders, as such agreement may be amended (the “Loan Agreement”), together with the other agreements executed  and delivered in connection therewith;

B.  Subsidiary acknowledges and agrees that it will benefit both directly and indirectly from Company’s execution of the Loan Agreement and the other agreements executed and delivered in connection therewith;

AGREEMENT

NOW THEREFORE, Subsidiary and the Lenders agree as follows:

1.               The recitals set forth above are incorporated into and made part of this Joinder Agreement.  Capitalized terms not defined herein shall have the meaning provided in the Loan Agreement.

2.               By signing this Joinder Agreement, Subsidiary shall be bound by the terms and conditions of the Loan Agreement the same as if it were Borrower (as defined in the Loan Agreement) under the Loan Agreement, mutatis mutandis, provided however, that each Lender shall have no duties, responsibilities or obligations to Subsidiary arising under or related to the Loan Agreement or the other agreements executed and delivered in connection therewith.  Rather, to the extent that a Lender has any duties, responsibilities or obligations arising under or related to the Loan Agreement or the other agreements executed and delivered in connection therewith, those duties, responsibilities or obligations shall flow only to Company and not to Subsidiary or any other person or entity, other than with respect to the obligations of confidentiality set forth in Section 11.12 of the Loan Agreement.  By way of example (and not an exclusive list): (a) a Lender’s providing notice to Company in accordance with the Loan Agreement or as otherwise agreed between Company and a Lender shall be deemed provided to Subsidiary; (b) a Lender’s providing an Advance to Company shall be deemed an Advance to Subsidiary; and (c) Subsidiary shall have no right to request an Advance or make any other demand on a Lender.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO JOINDER AGREEMENT]

SUBSIDIARY:

.

By:
Name:
Title:

Address:

Telephone:
Facsimile:

HERCULES TECHNOLOGY II, L.P.,
 a Delaware limited partnership

By:	Hercules Technology SBIC Management, LLC,
its General Partner

By:	Hercules Technology Growth Capital, Inc.,
its Manager

By:
Name:
Its:

Hercules Technology II, L.P.
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Facsimile:  (650) 473-9194

COMERICA BANK

By:
Name:
Title:

Address:

Comerica Bank

Technology & Life Sciences Division

75 E Trimble Road
Mail Code 4770
San Jose, CA 95131

Attn: Manager
Facsimile:  (408) 556-5091

With a copy to:

Comerica Bank

Technology & Life Sciences Division

226 Airport Parkway, Suite 100

San Jose, CA 95110

Attn: Group Manager, Technology and Life Sciences Division
Facsimile:  (408) 451-8568

EXHIBIT H

BORROWING BASE CERTIFICATE

Borrower: IntelePeer, Inc.

Revolving Loan Commitment Amount: $10,000,000

ACCOUNTS RECEIVABLE
1.	Accounts Receivable Book Value as of		$
2.	Additions (please explain on reverse)		$
TOTAL ACCOUNTS RECEIVABLE			$
ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
3.	Amounts over 90 days due	$
4.	Balance of 25% over 90 day accounts	$
5.	Concentration Limits	$
6.	Foreign Accounts	$
7.	Deferred Revenue	$
8.	Contra Accounts	$
9.	Affiliate Accounts	$
10.	Governmental Accounts	$
11.	Conditional Payment	$
12.	Uninvoiced within 30 days	$
13.	Other (please explain on reverse)	$
14.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS		$
15.	Eligible Accounts (Total Accounts Receivable minus #14)		$
16.	LOAN VALUE OF ACCOUNTS ([ ]% of #15)		$
BALANCES
17.	Maximum Revolving Loan Amount			$10,000,000
18.	Total Funds Available (Lesser of #16 or #17)		$
19.	Present balance owing on Line of Credit		$
20.	RESERVE POSITION (#18 minus #19)		$

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and each of Hercules Technology II, L.P. and Comerica Bank.

IntelePeer, Inc.

By:
Authorized Signer

EXHIBIT I

ACH DEBIT AUTHORIZATION AGREEMENT

Hercules Technology II, L.P.
400 Hamilton Avenue, Suite 310
Palo Alto, CA  94301

Re:  Loan and Security Agreement dated May 5, 2010 between IntelePeer, Inc.
(“Borrower”), Hercules Technology II, L.P. (“Hercules”), and Comerica Bank
(“Comerica”; together with Hercules, the “Lenders”)

In connection with the above referenced Agreement, Borrower hereby authorizes Hercules to initiate debit entries for the periodic payments due under the Agreement to Borrower’s account indicated below. Borrower authorizes the depository institution named below to debit to such account.

DEPOSITORY NAME	BRANCH

CITY	STATE AND ZIP CODE

TRANSIT/ABA NUMBER	ACCOUNT NUMBER

This authority will remain in full force and effect so long as any amounts are due under the Agreement.

(Borrower)(Please Print)

By:

Date:

ANNEX I

APPROVED PLAN

ANNEX II

FINANCED EQUIPMENT

Vendor
Skyline Computer Corporation
Skyline Computer Corporation
Network Equipment Technologies
Safe Systems
Skyline Computer Corporation
Dell
Dell
Dell
Dell
Dell
Dell
Dell
Dell
Dell
Dell
Dell
Dell
Dell
Dell
Dell
Dell
Net Optics
Solarwinds
MJK

AMENDMENT NO. 1
TO
LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of December 7, 2010 and is entered into by and among INTELEPEER, INC., a Delaware corporation, and each of its subsidiaries, (hereinafter collectively referred to as the “Borrower”), on the one hand, and HERCULES TECHNOLOGY IT, L.P., a Delaware limited partnership (“Hercules”), and COMERICA BANK, a Texas Banking Association (“Comerica” and collectively with Hercules, “Lenders”; each of the Lenders individually, a “Lender”).  Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

RECITALS

A.            Borrower and Lenders have entered into that certain Loan and Security Agreement dated as of May 5, 2010 (as may be amended, restated, or otherwise modified, the “Loan Agreement”), pursuant to which Lenders have agreed to extend and make available to Borrower certain advances of money.

B.            Borrower and Lenders have agreed to amend the Loan Agreement upon the terms and conditions more fully set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1.             AMENDMENTS.

1.1          SECTION 2.2(A) ADVANCES.  Section 2.2(a) of the Loan Agreement is amended and restated in its entirety as follows:

“(a) Advances.  Subject to the terms and conditions of this Agreement, the Lenders agree to make, and Borrower agrees to draw, an Equipment Loan Advance in the amount and for the Equipment set forth on Annex II.  Beginning on the date of this Agreement, and continuing until January 30, 2011, Borrower may request additional Equipment Loan Advances, in minimum increments of $500,000.  The aggregate outstanding Equipment Loan Advances may be up to the Maximum Equipment Loan Amount.”

2.             BORROWER’S REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants that:

(a)           immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing with respect to which Borrower has not been notified in writing by Lenders;

(b)           Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c)           the certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Lenders on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d)           the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower;

(e)           this Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

(f)            as of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations.  Borrower acknowledges that Lenders have acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.

Borrower understands and acknowledges that Lenders are entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

3.             LIMITATION.  The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Lenders may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof.  Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

4.             EFFECTIVENESS.  This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

4.1          AMENDMENT.  Borrower and Lenders shall have duly executed and delivered this Amendment to Lenders.

5.             COUNTERPARTS.  This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument.  All counterparts shall be deemed an original of this Amendment.

6.             INTEGRATION.  This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding,

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if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Lenders with respect to Borrower shall remain in full force and effect.

7.             GOVERNING LAW; VENUE.  THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.  Borrower and Lenders each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

[signature page follows]

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IN WITNESS WHEREOF, the parties have duly authorized and caused this Amendment to be executed as of the date first written above.

BORROWER:

INTELEPEER, INC.

By:	/s/ Andre Simone
Name: Andre Simone
Title: Chief Financial Officer

LENDERS:

HERCULES TECHNOLOGY II, L.P.,
a Delaware limited partnership

By: Hercules Technology SBIC Management
its General Partner

By: Hercules Technology Growth Capital, Inc.
Its Manager

By:	/s/ K. Nicholas Martitsch
Name: K. Nicholas Martitsch
Its: Associate General Counsel

COMERICA BANK

By:	/s/ Calvin Cheng
Name: Calvin Cheng
Title: Vice President

IN WITNESS WHEREOF, the parties have duly authorized and caused this Amendment to be executed as of the date first written above.

BORROWER:

INTELEPEER, INC.

By:	/s/ Andre Simone

Name: Andre Simone

Title: CFO

LENDERS:

HERCULES TECHNOLOGY II, L.P.,
a Delaware limited partnership

By: Hercules Technology SBIC Management
its General Partner

By: Hercules Technology Growth Capital, Inc.
Its Manager

By:	/s/ K. Nicholas Martitsch
Name: K. Nicholas Martitsch
Its: Associate General Counsel

COMERICA BANK

By:	/s/ Calvin Cheng

Name: Calvin Cheng

Title: Vice President

AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT is made and dated as of May    , 2011 and is entered into by and between INTELEPEER, INC., a Delaware corporation, and each of its subsidiaries, (hereinafter collectively referred to as the “Borrower”), on the one hand, and HERCULES TECHNOLOGY II, L.P., a Delaware limited partnership (“Hercules”), and COMERICA BANK, a Texas banking association (“Comerica” and collectively with Hercules, the “Lenders”; each of the Lenders individually, a “Lender”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Existing Loan Agreement (as defined below).

RECITALS

A.            Borrower and the Lenders are party to that certain Loan and Security Agreement, dated as of May 5, 2010 (as amended by that certain Amendment No. 1 to Loan and Security Agreement, dated as of December 7, 2010, among the Borrower and the Lenders, the “Existing Loan Agreement”), pursuant to the terms and conditions of which the Lenders have agreed to make available to Borrower an equipment loan in an aggregate principal amount of up to Ten Million Dollars ($10,000,000) and a revolving facility in an aggregate principal amount of up to Ten Million Dollars ($10,000,000); and

B.            Borrower and the Lenders wish to amend the Existing Loan Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, Borrower and the Lenders agree as follows:

1.1           Amendment.

(a)           The definition of “Required EBITDA Amount” in Section 1.1 of the Existing Loan Agreement is hereby amended and restated to read in its entirety as follows:

“Required EBITDA Amount” means (a) with respect to the 2011 calendar year, the amounts set forth in Annex II, and (b) with respect to each subsequent calendar year, an amount which shall have been determined by the Lenders on or prior to January 1 of such calendar year based upon the Borrower’s board-approved budget for such calendar year, which budget shall have been approved by the Lenders, such approval not to be unreasonably withheld, and which amount shall at least be sufficient to service Borrower’s obligations under this Agreement.

(b)           The definition of “Approved Plan” in Section 1.1 of the Existing Loan Agreement is hereby amended and restated to read in its entirety as follows:

“Approved Plan” means, (a) with respect to the 2011 calendar year, the business plan attached as Annex I hereto, and (b) with respect to each subsequent calendar year, a board-approved business plan of Borrower for such calendar year, which business plan shall have been approved by the Lenders, such approval not to be unreasonably withheld, that reasonably demonstrates the ability of Borrower to satisfy the Secured Obligations when due.”

(c)           Section 7.18 of the Existing Loan Agreement is hereby amended and restated to read in its entirety as follows:

“7.18       Financial Covenant.  So long as any Revolving Loan Advances are outstanding, Borrower shall maintain its financial condition as follows using GAAP consistently applied and used consistently with prior practices: (a) during the 2011 calendar year and tested on a monthly basis, monthly revenue, measured on a trailing three calendar month basis, of no less than 80% of the amount set forth in the Approved Plan, and for each calendar year thereafter, an amount no less than the minimum amount established by the Lenders in the exercise of their reasonable discretion in connection with their approval of the Approved Plan; provided, that for so long as no Approved Plan exists for any calendar year after the 2011 calendar year, Borrower shall maintain monthly revenue during January of such calendar year of no less than 80% of the sum of (x) monthly revenue in the Approved Plan for the prior calendar year for the month of November, and (y) twice the monthly revenue in the Approved Plan for such year for the month of December, and monthly revenue during February and each following calendar month that no Approved Plan exists of no less than 80% of an amount equal to three times the monthly revenue in the Approved Plan for the immediately preceding calendar year for the month of December, and (b) EBITDA, measured on a trailing three calendar month basis, shall at no time be less than (i) the Required EBITDA Amount for such three calendar month period, during the 2011 calendar year, and (ii) an amount which shall have been determined by the Lenders on or prior to January 1 of each following calendar year based upon Borrower’s board-approved budget for such calendar year, which amount shall at least be sufficient to service Borrower’s obligations under this Agreement, during each subsequent calendar year; provided, that for so long as the Lenders have not set an EBITDA requirement for the Borrower for any calendar year after the 2011 calendar year, Borrower shall maintain EBITDA, measured on a trailing three calendar month basis, for each calendar month beginning on January 1 of such calendar year of no less than the amount required to ensure compliance with this covenant during the month of December of the immediately preceding calendar year during which a minimum EBITDA covenant required had been set by the Lenders.

1.2           Replacement of Annex I.  Annex I of the Existing Loan Agreement is hereby deleted and replaced in its entirety with the Annex I attached as Exhibit A to this Amenment.

1.3           Insertion of New Annex II.  A new Annex II in the form attached as Exhibit B to this Amendment shall be inserted into the Existing Loan Agreement immediately following Annex I to the Existing Loan Agreement.

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1.4           Required PUC Consents.  Each Lender hereby recognizes and agrees that the Required PUC Consents have been obtained and the Extension Date has occurred.

1.5           Representations and Warranties; Defaults.  Borrower confirms that immediately prior and upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such dale), and (ii) no Event of Default has occurred and is continuing with respect to which Borrower has not been notified in writing by Lenders.

1.6           Limitation.  Except as expressly set forth in Sections 1.1 and 1.2 above, the Existing Loan Agreement and the other Loan Documents shall not be amended, modified, waived or changed in any way, and shall remain in full force and effect.

1.7           Integration.  This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Lenders with respect to Borrower shall remain in full force and effect.

1.8           Governing Law.  This Amendment has been negotiated and delivered to the Lenders in the State of California, and shall have been accepted by the Lenders in the State of California.  This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

1.9           Counterparts.  This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, Borrower and each Lender have duly executed and delivered this Amendment as of the day and year first above written.

BORROWER:

INTELEPEER, INC.

By:	/s/ Andre Simone
Name: Andre Simone
Title: Chief Financial Officer

LENDERS:

HERCULES TECHNOLOGY II, L.P.,
a Delaware limited partnership

By: Hercules Technology SBIC Management
its General Partner

By: Hercules Technology Growth Capital, Inc.
Its Manager

By:	/s/ K. Nicholas Martitsch
Name: K. Nicholas Martitsch
Its: Associate General Counsel

COMERICA BANK

By:	/s/ Calvin Cheng
Name: Calvin Cheng
Title: Vice President

AMENDMENT NUMBER THREE
TO
LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NUMBER THREE TO LOAN AND SECURITY AGREEMENT (“Amendment”), is entered into as of June 30, 2011, by and between HERCULES TECHNOLOGY II, L.P., a Delaware limited partnership (“Hercules”), and COMERICA BANK, (“Comerica” and collectively with Hercules, the “Lenders”; each of the Lenders individually, a “Lender”), on the one hand, and INTELEPEER, INC., a Delaware corporation, and each of its subsidiaries, (hereinafter collectively referred to as the “Borrower”), in light of the following:

A.                                   Borrower and Lenders have previously entered into that certain Loan and Security Agreement, dated as of May 5, 2010 (as amended, the “Agreement”).

B.                                     Borrower and Lenders desire to amend certain provisions of the Agreement and the Equipment Notes of Lenders as provided for and on the conditions herein.

NOW, THEREFORE, Borrower and Lenders hereby amend certain provisions of the Agreement and their respective Equipment Notes as follows:

1.                                       Definitions.  All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

2.                                       Amendments.

(a)                                  The Agreement, and all currently outstanding Equipment Notes are hereby amended such that, from and after July 1, 2011, the regularly scheduled monthly principal installment payments due with respect to such Equipment Notes for the months of July, August and September of 2011, shall be deferred and shall be due and payable on the earliest of (i) October 1, 2011, (ii) the date on which Borrower closes an initial public offering of Borrower’s common stock pursuant to a registration statement filed with the Securities and Exchange Commission (an “IPO”) and (iii) the date on which it is determined that Borrower has failed to achieve at least 95% of its board-approved business plan attached hereto as Exhibit A with respect to trailing three month revenue and EBITDA, in each case measured monthly at the conclusion of each of the months of July, August and September 2011; provided, however, that on or before June 30, 2011, Borrower shall have made to Lenders a cash payment in an aggregate amount equal to 0.75% of the principal balance of the Equipment Notes outstanding on June 30, 2011.

(b)                                 The Agreement and all currently outstanding Equipment Notes are hereby farther amended such that, in the event that an IPO hasn’t occurred by September 30, 2011, Borrower may request on or before September 30, 2011 an additional extension of the date on which regularly scheduled principal installment payments with respect to then outstanding Equipment Notes shall be due and payable to the date that is the earliest of (i) January 1, 2012, (ii) the date of the closing of an IPO, and (iii) the date on which it is determined that Borrower has failed to achieve at least 95% of its board-approved business plan attached hereto as Exhibit A with respect to trailing three month revenue and EBITDA, in each case measured monthly at the conclusion of each of the months of October, November and December; provided, however, that (x) on or before September 30, 2011, Borrower shall have made to Lenders a cash payment in an aggregate amount equal to 0.75% of the principal balance of the Equipment Notes outstanding as of the date of such payment and (y) approval by the Lenders of such additional extension.

3.                                       Representations and Warranties.  Borrower hereby affirms to Lenders that all of Borrower’s representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

4.                                       No Defaults.  Borrower hereby affirms to Lenders that, after giving effect to this Amendment, no Event of Default has occurred and is continuing as of the date hereof.

5.                                       Condition Precedent.  The effectiveness of this Amendment is expressly conditioned upon receipt by Lenders of:

(a)                                  an executed copy of this Amendment;

(b)                                 payment of all of Lenders’ costs and expenses incurred in connection with this Amendment.

6.                                       Costs and Expenses.  Borrower shall pay to Lenders all of Lenders’ out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

7.                                       Limited Effect.  In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern.  In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

8.                                       Choice of Law.  This Amendment shall be governed by, construed and interpreted in accordance with the internal laws (and not the law of conflicts) of the state of California.

9.                                       Further Assurances.  Lenders agrees to execute and deliver such further instruments, documents and agreements as Borrower may reasonably request to effect the Accounts Financing and the release of the security interest referenced in Section 2(d) hereinabove.

~~ Signature follow ~~

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their authorized representatives the day and year first above written.

BORROWER:

INTELEPEER, INC.

By:	/s/ Andre Simone
Name: Andre Simone
Title: Chief Financial Officer

LENDERS:

HERCULES TECHNOLOGY II, L.P.,
a Delaware limited partnership

By:	Hercules Technology SBIC Management
its General Partner

By:	Hercules Technology Growth Capital, Inc.
Its Manager

By:	/s/ K. Nicholas Martitsch
Name:	K. Nicholas Martitsch
Its:	Associate General Counsel

COMERICA BANK

By:	/s/ Calvin Cheng
Name: Calvin Cheng
Title: Vice President

AMENDMENT NUMBER FOUR
TO
LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NUMBER FOUR TO LOAN AND SECURITY AGREEMENT (“Amendment”), is entered into as of September 30, 2011, by and between HERCULES TECHNOLOGY II, L.P., a Delaware limited partnership (“Hercules”), and COMERICA BANK, (“Comerica” and collectively with Hercules, the “Lenders”; each of the Lenders individually, a “Lender”), on the one hand, and INTELEPEER, INC., a Delaware corporation, and each of its subsidiaries, (hereinafter collectively referred to as the “Borrower”), in light of the following:

A.                                   Borrower and Lenders have previously entered into that certain Loan and Security Agreement, dated as of May 5, 2010 (as amended, the “Agreement”).

B.                                     Borrower and Lenders desire to amend certain provisions of the Agreement and the Equipment Notes of Lenders as provided for and on the conditions herein.

NOW, THEREFORE, Borrower and Lenders hereby amend certain provisions of the Agreement and their respective Equipment Notes as follows:

1.                                       Definitions.  All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

2.                                       Approval.  Reference is hereby made to that certain Amendment Number Three to Loan and Security Agreement, dated as of June 30, 2011, by and between Lenders and Borrower (the “Third Amendment”).  In accordance with Section 2(b) of the Third Amendment, Lenders hereby approve an extension of the date on which regularly scheduled principal installment payments with respect to then outstanding Equipment Notes shall be due and payable to the date that is the earliest of (i) January 1, 2012, (ii) the date of the closing of an IPO (as defined in the Third Amendment), and (iii) the date on which it is determined that Borrower has failed to achieve at least 95% of its board-approved business plan attached as Exhibit A to the Third Amendment with respect to trailing three month revenue and EBITDA, in each case measured monthly at the conclusion of each of the months of October, November and December.

3.                                       Amendment.  The Agreement is hereby amended such that an Event of Default shall be deemed to have occurred (a) on January 1, 2012 if, as of such date, Borrower has not (i) closed an IPO or (ii) provided Lenders with a signed written letter of intent or term sheet, or executed definitive transaction agreements with one or more potential investors (which investors, if not existing holders of Borrower securities or instruments of indebtedness, are reasonably acceptable to Lenders) to provide Borrower with additional working capital of at least $9,900,000, net of expenses, costs and fees in exchange for equity securities or instruments of indebtedness subordinated to the Secured Obligations on terms and conditions satisfactory to Lenders in their sole discretion (the “New Financing”), or (b) on February 1, 2012, if Borrower satisfied sub-clause (a)(ii) above and, as of such date, Borrower has not consummated the New Financing.

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4.                                       Representations and Warranties.  Borrower hereby affirms to Lenders that all of Borrower’s representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

5.                                       No Defaults.  Borrower hereby affirms to Lenders that, after giving effect to this Amendment, no Event of Default has occurred and is continuing as of the date hereof.

6.                                       Condition Precedent.  The effectiveness of this Amendment, including the approval set forth in Section 2 hereof, is expressly conditioned upon receipt by Lenders of:

(a)                                  an executed copy of this Amendment;

(b)                                 a cash payment in an aggregate amount equal to 0.75% of the principal balance of the Equipment Notes outstanding as of the date hereof; and

(c)                                  payment of all of Lenders’ costs and expenses incurred in connection with this Amendment.

7.                                       Costs and Expenses.  Borrower shall pay to Lenders all of Lenders’ out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

8.                                       Limited Effect.  In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern.  In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

9.                                       Choice of Law.  This Amendment shall be governed by, construed and interpreted in accordance with the internal laws (and not the law of conflicts) of the state of California.

10.                                 Further Assurances.  Lenders agrees to execute and deliver such further instruments, documents and agreements as Borrower may reasonably request to effect the Accounts Financing and the release of the security interest referenced in Section 2(d) hereinabove.

— Signature follow —

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their authorized representatives the day and year first above written.

HERCULES TECHNOLOGY II, L.P.		INTELEPEER, INC.,

By:	Hercules Technology SBIC Management	By:	/s/ Andre Simone
	its General Partner	Name: Andre Simone
Title: Chief Financial Officer
By:	Hercules Technology Growth Capital, Inc.
Its Manager

By:	/s/ K. Nicholas Martitsch
Name: K. Nicholas Martitsch
Its: Associate General Counsel

COMERICA BANK

By:	/s/ Robert Shutt
Name: Robert Shutt
Title: Senior Vice President

S-1
Amendment Number Four to Loan and Security Agreement

AMENDMENT NUMBER FIVE
TO
LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NUMBER FIVE TO LOAN AND SECURITY AGREEMENT (“Amendment”), is entered into as of December 20, 2011, by and between HERCULES TECHNOLOGY II, L.P., a Delaware limited partnership (“Hercules”), and COMERICA BANK, (“Comerica” and collectively with Hercules, the “Lenders”; each of the Lenders individually, a “Lender”), on the one hand, and INTELEPEER, INC., a Delaware corporation, and each of its subsidiaries, (hereinafter collectively referred to as the “Borrower”), in light of the following:

A.            Borrower and Lenders have previously entered into that certain Loan and Security Agreement, dated as of May 5, 2010, which agreement and related Equipment Notes have previously been amended pursuant to four prior amendment agreements (as amended, collectively, the “Agreement”).

B.            Borrower and Lenders desire to amend certain provisions of the Agreement and Hercules’ Equipment Notes as provided for and on the conditions herein.

NOW, THEREFORE, Borrower and Lenders hereby agree as follows:

1.             Definitions.  All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

2.             Amendments.

(a)           The Agreement and all currently outstanding Equipment Notes issued to Hercules are hereby amended such that the monthly principal installment payment due on the first business day for the months of July 2011 through and including January 2012, shall be deferred to and become payable February 1, 2012.

(b)           If either (i) the IPO (as defined in that certain Amendment Number Three to Loan And Security Agreement dated as of June 30, 2011by and between Lenders and Borrower) has not closed and become effective by January 31, 2012, or (ii) Borrower fails to pay on or before February 1, 2012 all deferred principal payments owed Hercules from July 2011 through and including January 2012, Lender shall pay Hercules an additional $60,000 fee, such payment to be due not later than February 1, 2012.  Payment of such $60,000 fee shall not relieve Borrower of its obligation to repay the Advances in accordance with the Agreement and this Amendment.  Borrower’s failure to pay all deferred principal payments as required herein shall be an Event of Default under the Agreement notwithstanding Borrower’s payment of such $60,000 fee.

3.             Representations and Warranties.  Borrower hereby affirms to Lenders that all of Borrower’s representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

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4.             No Defaults.  Borrower hereby affirms to Lenders that, after giving effect to this Amendment, no Event of Default has occurred and is continuing as of the date hereof.

5.             Condition Precedent.  The effectiveness of this Amendment, is expressly conditioned upon:

(a)           Receipt by Lenders of an executed copy of this Amendment;

(b)           Receipt by Hercules of an amendment fee payable in cash of $60,000 not later than December 30, 2011; and

(c)           Payment of all of Lenders’ costs and expenses incurred in connection with this Amendment.

6.             Costs and Expenses.  Borrower shall pay to Lenders all of Lenders’ out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

7.             Limited Effect.  In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern.  In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.  Except as specifically amended herein, the Agreement, as previously amended, shall remain in full force and effect in accordance with its terms.

8.             Choice of Law.  This Amendment shall be governed by, construed and interpreted in accordance with the internal laws (and not the law of conflicts) of the state of California.

~~ Signature follow ~~

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their authorized representatives the day and year first above written.

HERCULES TECHNOLOGY II, L.P.		INTELEPEER, INC.,

By:	Hercules Technology SBIC Management	By:	/s/ Andre Simone
	its General Partner	Name:	Andre Simone
		Title:	Chief Financial Officer
By:	Hercules Technology Growth Capital, Inc.
Its Manager

By:	/s/ K. Nicholas Martitsch
Name:	K. Nicholas Martitsch
Its:	Associate General Counsel

COMERICA BANK

By:	/s/ Robert Shutt
Name:	Robert Shutt
Title:	Senior Vice President

S-1
Amendment Number Five to Loan and Security Agreement

AMENDMENT NUMBER SIX
TO
LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NUMBER SIX TO LOAN AND SECURITY AGREEMENT (“Amendment”), is entered into as of January 3, 2012, by and among HERCULES TECHNOLOGY II, L.P., a Delaware limited partnership (“Hercules”), and COMERICA BANK, (“Comerica” and collectively with Hercules, the “Lenders”; each of the Lenders individually, a “Lender”), on the one hand, and INTELEPEER, INC., a Delaware corporation, and each of its subsidiaries, (hereinafter collectively referred to as the “Borrower”), in light of the following:

A.            Borrower and Lenders have previously entered into that certain Loan and Security Agreement, dated as of May 5, 2010 (as amended, the “Agreement”).

B.            Borrower and Lenders desire to amend certain provisions of the Agreement and the Equipment Notes of Lenders as provided for and on the conditions herein.

NOW, THEREFORE, Borrower and Lenders hereby amend certain provisions of the Agreement and their respective Equipment Notes as follows:

1.             Definitions.  All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

2.             Amendment.  The Agreement and all currently outstanding Revolving Notes are hereby amended such that the Revolving Loan Maturity Date is changed from “May 5, 2012” to “December 31, 2012”.

3.             Representations and Warranties.  Borrower hereby affirms to Lenders that all of Borrower’s representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

4.             No Defaults.  Borrower hereby affirms to Lenders that, after giving effect to this Amendment, no Event of Default has occurred and is continuing as of the date hereof.

5.             Condition Precedent.  The effectiveness of this Amendment, including the approval set forth in Section 2 hereof, is expressly conditioned upon receipt by Lenders of:

(a)           an executed copy of this Amendment; and

(b)           payment of all of Lenders’ costs and expenses incurred in connection with this Amendment.

6.             Costs and Expenses.  Borrower shall pay to Lenders all of Lenders’ out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

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7.             Limited Effect.  In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern.  In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

8.             Choice of Law.  This Amendment shall be governed by, construed and interpreted in accordance with the internal laws (and not the law of conflicts) of the state of California.

9.             Further Assurances.  Lenders agrees to execute and deliver such further instruments, documents and agreements as Borrower may reasonably request to effect the Accounts Financing and the release of the security interest referenced in Section 2(d) hereinabove.

~~ Signature follow ~~

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their authorized representatives the day and year first above written.

HERCULES TECHNOLOGY II, L.P.		INTELEPEER, INC.,

By:	Hercules Technology SBIC Management	By:	/s/ Andre Simone
	its General Partner	Name:	Andre Simone
		Title:	Chief Financial Officer
By:	Hercules Technology Growth Capital, Inc.
Its Manager

By:	/s/ K. Nicholas Martitsch
Name:	K. Nicholas Martitsch
Its:	Associate General Counsel

COMERICA BANK

By:	/s/ Robert Shutt
Name:	Robert Shutt
Title:	Senior Vice President

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Amendment Number Six to Loan and Security Agreement